EXECUTION COPY

RPM FUNDING COMMON TERMS AGREEMENT

between

RUSTENBURG PLATINUM MINES LIMITED

PLATEAU RESOURCES (PROPRIETARY) LIMITED

CENTRAL PLAZA INVESTMENTS 78 (PROPRIETARY) LIMITED

ANOORAQ RESOURCES CORPORATION

and

CERTAIN OTHERS

CONTENT

Clause	Page

RPM FACILITIES COMMON TERMS AGREEMENT

THIS AGREEMENT is dated 12 June 2009 and made between:

(1)	RUSTENBURG PLATINUM MINES LIMITED a public company incorporated under the laws of South Africa with registration number 1931/003380/06 (the “Original Lender" or "RPM" ”);

(2)	PLATEAU RESOURCES (PROPRIETARY) LIMITED, a private limited liability company incorporated under the laws of South Africa with registration no. 1996/013879/07 (“Plateau”);

(3)

CENTRAL PLAZA INVESTMENTS 78 (PROPRIETARY) LIMITED (to be renamed Pelawan Finance SPV (Proprietary) Limited), a private limited liability company incorporated under the laws of South Africa with registration no. 2006/032879/07 (“Pelawan SPV”);

(4)	ANOORAQ RESOURCES CORPORATION, a public company incorporated under the laws of the Province of British Columbia, Canada with registration no. 10022-2033 (the “Parent”);

(5)	N1C RESOURCES INC., a limited liability company incorporated under the laws of the Cayman Islands with registration no. CR-94610 (“N1C Resources”);

(6)	N2C RESOURCES INC., a limited liability company incorporated under the laws of the Cayman Islands with registration no. CR-94611 (“N2C Resources” or the “Guarantor”);

(7)	PELAWAN TRUST, an inter vivos trust established under the laws of South Africa with Master's Reference No. IT.8411/2004 (“Pelawan Trust”);

(8)	PELAWAN INVESTMENTS (PROPRIETARY) LIMITED, a private limited liability company incorporated under the laws of South Africa with registration no. 2002/017920 (“Pelawan Investments”);

(9)	MICAWBER 634 (PROPRIETARY) LIMITED, a private limited liability company incorporated under the laws of South Africa with registration no. 2007/025445/07 (the “Plateau Security SPV”); and

(10)	MICAWBER 603 (PROPRIETARY) LIMITED, a private limited liability company incorporated under the laws of South Africa with registration no. 2007/019599/07 (the Opco Security SPV”).

The Parties agree as set out below.

1. INTERPRETATION

1.1

Words and expressions not otherwise defined in this Agreement shall bear the meaning given to them in the Senior Facility Agreement (as defined below). In addition, unless the context dictates otherwise, the words and expressions set forth below shall bear the following meanings and cognate expressions shall bear corresponding meanings:

1.1.1	“Acceptable Bank” means:

	(a)	Standard Chartered Bank; or

(b)

a South African bank or financial institution or the South African branch of a foreign bank or financial institution, in each case, which has a credit rating equivalent to the minimum of S & P or Fitch credit rating of AA-(zaf), or Moody’s credit rating of Aa3za, a long-term national scale rating of A or higher by Standard & Poor's Rating Services or Fitch Ratings Ltd or A2 or higher by Moody's Investor Services Limited or a comparable rating from an internationally recognised credit rating agency; or

(c)	any other bank or financial institution approved by the Lender in writing;

1.1.2

“Accounts Agreement” means the accounts agreement in the agreed form, dated on or about the date of this Agreement, between the Account Bank, the Senior Agent, the Security Agent, RPM, Plateau, Holdco and Opco;

1.1.3

“Account Bank” means Standard Chartered Bank acting in its capacity as Account Bank or such other Account Bank that is an Acceptable Bank as shall be appointed pursuant to the Accounts Agreement and in either case, which is able to open and maintain bank accounts for the relevant members of the Plateau Group at a Johannesburg branch;

1.1.4

“Accounting Principles” means IFRS, or, in relation to the Original Financial Statements of the Parent only, generally accepted accounting practice as applied in Canada (but only in relation to the Original Financial Statements of the Parent).

1.1.5

“Acquisition” means the transaction pursuant to which the Parent will acquire an effective 51% interest in the Lebowa Platinum Mine operations and an additional 1% interest in certain other assets pursuant to the acquisition by Plateau of 51% of the shares in, and claims on shareholders loan account against, Holdco, which will, upon implementation of the transaction, own 100% issued share capital of Opco (which owns 100% of the Lebowa Platinum Mine operations), Lebowa Platinum Mines Limited and the Project Companies, for an aggregate cash consideration of ZAR2,600,000,000;

1.1.6	"Acquisition Agreements" has the meaning given to it in the Senior Facilities Agreement;

1.1.7	"Acquisition Documents" has the meaning given to it in the Senior Facilities Agreement;

1.1.8	"Affiliate" means, in relation to any person, a subsidiary of that person or a Holding Company of that person or any other subsidiary of that Holding company;

1.1.9	“Agreement” means this RPM Funding Common Terms Agreement and its Schedules;

1.1.10

“Anooraq Common Shares” means common shares, without par value, in the capital of the Parent as such shares are constituted on the date of this Agreement, as the same may be reorganized, reclassified or otherwise changed pursuant to any Share Adjustment Event;

1.1.11

"Anooraq 2 Consideration Shares" means, at each Conversion Date, the number of Anooraq Common Shares to be issued and allotted to Pelawan SPV against delivery by Pelawan SPV of the Plateau 2 Shares in accordance with the Plateau Forward Sale Agreement, provided that the aggregate number of such Anooraq 2 Consideration Shares issued under the Plateau Forward Sale Agreement shall not (subject to no Share Adjustment Event having occurred) exceed 115 800 000 Anooraq Ordinary Shares;

1.1.12

"Anooraq 3 Consideration Shares" means, at each Conversion Date, the number of Anooraq Common Shares to be issued and allotted to Pelawan SPV against delivery by Pelawan SPV of the Plateau 3 Shares in accordance with the Plateau Forward Sale Agreement, provided that the aggregate number of such Anooraq 3 Consideration Shares issued under the Plateau Forward Sale Agreement shall not (subject to no Share Adjustment Event having occurred) exceed 111 600 000 Anooraq Ordinary Shares;

1.1.13	"Anooraq Group" means the Parent, N1C Resources, N2C Resources, Plateau, Holdco and Opco and each of their direct and indirect Subsidiaries for the time being;

1.1.14

Anooraq Security Shares means 56 691 303 Anooraq Common Shares, constituting 26% of all of the Anooraq Common Shares on a fully diluted basis, as at the Closing Date, or such other number of Anooraq Common Shares as will from time to time after the Closing Date constitute 26% of all the Anooraq Common Shares in issue as at that date;

1.1.15	“Applicable Mine Plan” means:

(a)

in relation to the period beginning on 1 July 2009 and ending on 30 June 2043, the business development plan in relation to the mining operations of Opco including the upgrade and expansion of Lebowa describing the nature and extent of, and prospects for, Lebowa and the construction timetable for the MPH UG2 Project in the agreed form; or

(b)

in the event the same is updated in accordance with the provisions of the Transaction Documents and approved by the Lender, the most recent such update so approved in each case incorporating the then applicable Base Case Model;

1.1.16

“Auditors” means one of PricewaterhouseCoopers, Ernst & Young, KPMG or Deloitte & Touche or such other firm approved in advance by the Lender (such approval not to be unreasonably withheld or delayed);

1.1.17

“Authorisation” means any authorisation, consent, approval, resolution, licence, exemption, filing, agreement, certificate, notarisation, resolution, permit or registration or any exemption from any of the aforesaid, by, with or from any authority which has jurisdiction, control or authority over any party in connection with any Transaction Document, any of the steps, exercise of rights or performance of obligations under any Transaction Document or in connection with any aspect of the business or operations of a party (including without limitation, any approvals required from the Exchange Control Department of the South African Reserve Bank in relation to any Transaction Document or any transaction contemplated under any Transaction Document and all necessary Mining Licenses);

1.1.18

“Base Case Model” means the financial model entitled “LPM Opco Fin Model V4.2xls”, or such other model as updated before the Closing Date setting out inter alia the projected production (if applicable), income, expenditure, actual and projected cashflows, assets and liabilities of Opco, Holdco and Plateau for the period from 1 July 2009 to 30 June 2019 based on the Applicable Mine Plan and on prudent assumptions (and including computations and methodology of calculating ratios contained therein) in the agreed form prepared by Plateau as at the Closing Date as amended from time to time in accordance with the terms of the Transaction Documents so as to be consistent with the Applicable Mine Plan from time to time;

1.1.19	"Borrower Cash Waterfall" means the cash waterfall and priority of payments relating to the Borrower Proceeds Account as provided for in the Global Intercreditor Agreement;

1.1.20	“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in Johannesburg;

1.1.21	“Borrower Proceeds Account” means the Rand denominated bank account referred to in clause 13.30.2(a) and as defined in the Senior Facilities Agreement;

1.1.22

“Capital Expenditure” means any expenditure or obligation in respect of expenditure which, in accordance with the Accounting Principles, is treated as capital expenditure (and including the capital element of any expenditure or obligation incurred in connection with a finance lease) and, in the case of Opco, which is included in the Base Case Model or otherwise approved by the Lender;

1.1.23

“Cash” means, at any time, cash denominated in Rand or Dollars in hand or at bank and (in the latter case) credited to an account in the name of Plateau with an Acceptable Bank and to which Plateau is alone beneficially entitled and for so long as:

	(a)	that cash is repayable on demand;

	(b)	repayment of that cash is not contingent on the prior discharge of any other indebtedness of Plateau or of any other person whatsoever or on the satisfaction of any other condition;

	(c)	there is no Security over that cash except for Transaction Security; and

the cash is freely and immediately available to be applied in repayment or prepayment of the Facilities;

1.1.24	“Cash Equivalent Investments” means at any time:

	(a)	certificates of deposit maturing not later than the next succeeding Repayment Date after the date on which the investment is made and issued by an Acceptable Bank;

(b)

any investment in marketable debt obligations issued or guaranteed by the government of the United States of America, the United Kingdom, South Africa, any member state of the European Economic Area or any Participating Member State or by an instrumentality or agency of any of them having an equivalent credit rating, maturing not later than the next succeeding Repayment Date after the date on which the investment is made and not convertible or exchangeable to any other security;

	(c)	commercial paper not convertible or exchangeable to any other security for which a recognised trading market exists;

(i)	issued by an issuer incorporated in the United States of America, the United Kingdom, South Africa, any member state of the European Economic Area or any Participating Member State;

(ii)	which matures not later than the next succeeding Repayment Date after the date on which the investment is made; and

(iii)

which has a long-term national scale credit rating of either A-1 or higher by Standard & Poor's Rating Services or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody's Investor Services Limited, or, if no rating is available in respect of the commercial paper, the issuer of which has an equivalent long-term national scale rating;

(d)	sterling bills of exchange eligible for rediscount at the Bank of England and accepted by an Acceptable Bank (or their dematerialised equivalent);

(e)

any investment in money market funds which (i) have a long term national scale credit rating of either A-1 or higher by Standard & Poor's Rating Services or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody's Investor Services Limited, (ii) invest substantially all their assets in securities of the types described in paragraphs (a) to (d) above and (iii) can be turned into Cash by not later than the next succeeding Repayment Date after the date on which the investment is made; or

(f)	any other debt security approved by the Lender,

in each case, denominated in Rand and to which any of Plateau, Holdco or Opco is alone (or together with any of the other them) entitled at that time and which is not issued or guaranteed by any member of the Plateau Group or the Anooraq Group or subject to any Security (other than Security arising under the Transaction Security Documents) and the proceeds of which are capable of being remitted to Plateau, Holdco or Opco;

1.1.25	“Change of Control" means:

	(a)	HDPs cease to have direct or indirect legal and beneficial ownership of at least 51% of the issued equity share capital of Holdco;

(b)

Pelawan Investments ceases to be the beneficiary of Pelawan Trust and/or Pelawan Dividend Trust (other than in circumstances where Pelawan Trust and Pelawan Dividend Trust are terminated and the Anooraq Common Shares held by Pelawan are distributed in specie to Pelawan Investments);

	(c)	the Pelawan Group ceases to have direct or indirect legal and beneficial ownership of at least 51% of the issued equity share capital of the Anooraq Group;

	(d)	a “Change of Control” as defined in the Holdco Shareholders Agreement which is not remedied or cured in accordance with and within the applicable remedy or cure periods referred to;

	(e)	the Parent ceases to have legal and beneficial ownership of 100% of the issued equity share capital of N1C Resources;

(f)	N1C Resources ceases to have legal and beneficial ownership of 100% of the issued equity share capital of N2C Resources;

(g)

N2C Resources ceases to have legal and beneficial ownership of 100% of the issued equity share capital of Plateau except on a intra-day basis pursuant to the steps required to convert the convertible preference shares as contemplated by the Conversion Implementation Agreement;

(h)	Plateau ceases after the Closing Date to have legal and beneficial ownership of at least 51% of the issued equity share capital of Holdco;

(i)	Holdco ceases to have legal and beneficial ownership of 100% of the issued equity share capital of Opco;

(j)	any person or group of persons acting in concert gains direct or indirect control of the Parent;

(k)

any person or group of persons acting in concert gains direct or indirect control of Pelawan Investments (other than pursuant to an “Excluded Change” (as defined in the Holdco Shareholders Agreement as at the date of this Agreement)).

For the purposes of this definition:

“control” in relation to a person means:

(i)	the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

	(A)	cast, or control the casting of, more than 35%, of the maximum number of votes that might be cast at a general meeting of that person; or

	(B)	appoint or remove all, or the majority, of the directors or other equivalent officers of that person; or

	(C)	give directions with respect to the operating and financial policies of that person, with which the directors or other equivalent officers of that person are obliged to comply; and/or

(ii)	the holding beneficially of more than 35% of the issued equity share capital of that person;

“acting in concert” means, a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition directly or indirectly of shares in a person by any of them, either directly or indirectly, to obtain or consolidate control of that person;

“equity share capital” in relation to a person, means that person’s issued share capital (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital).

1.1.26	“Closing Date” means the “Closing Date” as defined in the Phase 3 Implementation Agreement.

1.1.27

“Constitutional Documents” means in respect of any person at any time, the then current and up-to-date constitutional documents of such person at such time (including, without limitation, such person’s memorandum and articles of association, certificate of incorporation or commercial registration certificate);

1.1.28

"Conversion" means individually or collectively as the context may require: a) the conversion of the RPM Pelawan SPV B1 Preference Shares into such number of Pelawan SPV Converted Shares as is contemplated in the RPM Pelawan SPV B1 Preference Share Subscription Agreement; b) the conversion of the Pelawan SPV Plateau B2 Preference Shares into such number of Plateau 2 Converted Shares as contemplated under the Pelawan SPV Plateau B2 Preference Share Agreement; and c) the conversion of the Pelawan SPV Plateau B3 Preference Shares into such number of Plateau 3 Converted Shares as contemplated under the Pelawan SPV Plateau B3 Preference Share Agreement; and Convert and Converted will be construed accordingly;

1.1.29	"Conversion Date" means the "Conversion Date" as defined in the RPM Pelawan SPV B1 Subscription Agreement;

1.1.30

"Conversion Implementation Agreement" means the conversion implementation agreement date on or about the date of this Agreement entered into between, inter alia, RPM, Plateau, Pelawan Investments, Pelawan Trust, Pelawan SPV and the Parent;

1.1.31	“Counter Indemnity Agreements” means collectively, the Opco Counter Indemnity Agreements, the N2C Counter Indemnity Agreement and the Plateau Counter Indemnity Agreement;

1.1.32

“CPI” means the consumer price index as published from time to time by Statistics South Africa, which is referred to as “Consumer Price Index (CPI) for all urban areas” in Statistical Release P0141, or such index for CPI as determined by Statistics South Africa and as may replace or supersede the same, provided that if, after the Signature Date:

(a) such index shall cease to be published; or

(b)

either the Lender or Plateau should notify the other on reasonable grounds that, due to a change in circumstances, the index is no longer representative, then, in any such circumstances, the Lender and Plateau will use such other official information or index calculating the rate of inflation as may be available and acceptable to them, or failing such acceptance, then, for the purposes of the Finance Documents, an alternative index (which reasonably approximates what CPI measured before the index ceased to be published or was no longer representative) shall be determined by the Lender which determination shall be binding upon the Parties;

1.1.33

“Default” means an Event of Default or any event or circumstance specified in Clause 14 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default;

1.1.34	“Delegate” means any delegate, agent, attorney or trustee appointed by the Plateau Security SPV, the Opco Security SPV or the Security Agent;

1.1.35	"Disclosure Schedule" means the disclosure schedule to be delivered to the Lender on or before the Closing Date;

1.1.36	“Environmental Claim” means any claim, proceeding, formal notice or investigation by any person in respect of any Environmental Law.

1.1.37	“Environmental Law” means any applicable law or regulation which relates to:

(a)	the pollution or protection of the environment;

(b)	harm to or the protection of human health;

(c)	the conditions of the workplace; or

(d)	any emission or substance capable of causing harm to any living organism or the environment,

including, without limitation, National Environmental Management Act, 1998 of South Africa and the National Water Act, 1998 of South Africa.

1.1.38

“Environmental Permits” means any permit and other Authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any member of the Plateau Group conducted on or from the properties owned or used by any member of the Plateau Group.

1.1.39

“Environmental Report” means the environmental compliance report prepared by Coffey Mining (South Africa) (Proprietary) Limited, trading as RSG Global and dated September 2008 relating to compliance by Lebowa with the Equator Principles and addressed to, and/or capable of being relied upon by, the Finance Parties.

1.1.40	“Equator Principles” means the framework for the management of environmental and social issues in project financing published at www.equator-principles.com.

1.1.41	"Event of Default" means any event or circumstance specified in clause 14 (Events of Default);

1.1.42	"Excluded Default" means a Senior Event of Default (as defined in the Global Intercreditor Agreement) which arises solely as a result of:

(a)	RPM failing to comply with its obligations under clause 18.15(b) (RPM Undertaking relating to Disposals) of the Global Intercreditor Agreement; or

(b)

a "Change of Control" (as defined in the Senior Facilities Agreement) occurring because RPM has ceased to have legal and beneficial ownership of at least 25.1% of the issued equity share capital of Holdco;

1.1.43	“Existing Operational Guarantee” means a guarantee existing as at the Signature Date and disclosed in Schedule 5 (Existing Operational Guarantees).

1.1.44	"Final Repayment date" means the date falling on the 9th anniversary of the Closing Date;

1.1.45	“Finance Document” means:

	(a)	this Agreement;

	(b)	the Global Intercreditor Agreement;

	(c)	the Standby Facility Agreement;

	(d)	the OCSF Agreement;

	(e)	the RPM Plateau A Preference Share Subscription Agreement;

	(f)	the RPM Pelawan SPV B1 Preference Share Subscription Agreement;

	(g)	the Plateau Holdco A Preference Share Subscription Agreement;

	(h)	the RPM Holdco A Preference Share Subscription Agreement;

	(i)	the Holdco Opco A Preference Share Subscription Agreement;

	(j)	Pelawan SPV Plateau B2 Preference Share Subscription Agreement;

	(k)	Pelawan SPV Plateau B3 Preference Share Subscription Agreement;

	(l)	Pelawan Investments Guarantee Agreement;

	(m)	the RPM Funding Loan Agreement;

	(n)	the Plateau Funding Loan Agreement;

	(o)	the Opco Funding Loan Agreement;

	(p)	the First Ranking Opco Debt Guarantee;

	(q)	the Second Ranking Opco Debt Guarantee;

	(r)	the Third Ranking Opco Debt Guarantee;

	(s)	the Holdco Guarantee;

	(t)	the Second Ranking Plateau Debt Guarantee;

	(u)	the Third Ranking Plateau Debt Guarantee;

	(v)	the Fourth Ranking Plateau Debt Guarantee;

	(w)	each Counter Indemnity Agreement;

	(x)	each Security SPV Document;

	(y)	each Transaction Security Document;

	(z)	the Accounts Agreement;

	(aa)	the Pelawan SPV Forward Sale Agreement;

(bb)	the Plateau Forward Sale Agreement;

(cc)	the Pelawan Share for Share Agreement;

(dd)	the Conversion Implementation Agreement; and

(ee)	each utilisation request for a utilisation under any of the agreements specialised above;

and any other document designated as a “Finance Document” by the Lender and Plateau;

1.1.46	“Financial Indebtedness” means any indebtedness for or in respect of:

	(a)	moneys borrowed and debit balances at banks or other financial institutions;

	(b)	any amount raised by acceptance under any acceptance credit or bill discounting facility (or dematerialised equivalent);

	(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

	(d)	the amount of any liability in respect of any lease or instalment sale contract which would in accordance with the Accounting Principle be treated as a finance or capital lease;

	(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis and meet any requirement for de-recognition under the Accounting Principles);

(f)

any Treasury Transaction (and, when calculating the value of that Treasury Transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that Treasury Transaction, that amount) shall be taken into account);

	(g)	any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution;

(h)

any amount raised by the issue of redeemable shares which are redeemable (other than at the option of the issuer) before the Final Repayment Date or are otherwise classified as borrowings under the Accounting Principles);

(i)

any amount of any liability under an advance or deferred purchase agreement if (i) one of the primary reasons behind entering into the agreement is to raise finance or to finance the acquisition or construction of the asset or service in question or (ii) the agreement is in respect of the supply of assets or services and payment is due more than 90 (ninety) days after the date of supply;

(j)

any amount raised under any other transaction (including any forward sale or purchase, sale and sale back or sale and leaseback agreement) which would be classified as borrowings under the Accounting Principles; and

(k) the amount of any liability in respect of any guarantee for any of the items referred to in paragraphs (a) to (j) above;

1.1.47	“Finance Party” means the Lender, the Plateau Security SPV and the Opco Security SPV;

1.1.48

"First Ranking Opco Debt Guarantee" means the debt guarantee in the form, dated on or about the date of this Agreement, issued by the Opco Security SPV in favour of Holdco for the obligations of Opco owed to Holdco under the Opco Funding Loan Agreement

1.1.49

“Force Majeure” means circumstances or an event beyond the reasonable control of Plateau which, despite the exercise of diligent efforts, Plateau was unable to prevent, limit or minimise, including (without limitation) any act of God, any act or omission of a competent authority, war, (whether declared or not), military operations, insurrection or civil disorder, riot, strikes (except strikes by or affecting employees of Plateau as a result of any unlawful act or omission of Plateau), civil commotion, invasion, armed conflict, hostile act of foreign enemy, act of terrorism, sabotage, radiation, plague or epidemic, a continuing emergency situation, fire, lightning, explosion or any other such cause

1.1.50

"Fourth Ranking Plateau Debt Guarantee” means the debt guarantee in the agreed form, dated on or about the date of this Agreement, issued by the Plateau Security SPV in favour of RPM for the obligations of Plateau to RPM in respect of the RPM Plateau A Preference Shares;

1.1.51	“Funds Flow Statement” means a funds flow statement in the agreed form;

1.1.52

“Global Intercreditor Agreement” means the global intercreditor agreement in the agreed form, dated on or about the date of this Agreement, between the Senior Agent, the Security Agent, Plateau, RPM, Holdco, Opco, the Parent, N1C Resources, N2C Resources, the Opco Security SPV and the Plateau Security SPV;

1.1.53	“HDP” means an "HDP" as defined in the Holdco Shareholders Agreement;

1.1.54	“Holdco” means Richtrau No. 179 (Proprietary) Limited (Registration No. 2007/106711/07), a private company incorporated in accordance with the laws of South Africa;

1.1.55	"Holdco Group" means Holdco, Opco and their direct and indirect Subsidiaries from time to time;

1.1.56

"Holdco Guarantee" means the written guarantee concluded or to be concluded between Holdco and RPM pursuant to which Holdco guarantees the obligations of Plateau in respect of the RPM Plateau A Preference Shares;

1.1.57

"Holdco Opco A Preference Shares" means 1000 cumulative, redeemable preference par value shares of R1.00 in the share capital of Opco to be subscribed for by Holdco, having the rights and privileges set out in the Holdco Opco A Preference Share Subscription Agreement and the articles of association of Opco;

1.1.58	“Holdco Opco A Preference Share Subscription Agreement” means the subscription agreement dated on or about the Signature Date between Opco and Holdco in terms of which Holdco agrees to subscribe for the Holdco Opco A Preference Shares;

1.1.59

“Holdco Sale of Shares Agreement” means the sale of shares agreement, dated 28 March 2008, between Plateau, RPM and Anglo Platinum Limited, pursuant to which (taking into account the amendments to such agreement) Plateau will purchase and RPM will sell 11,93% of the issued share capital of, and 51% of RPM’s claims on shareholders loan account against, Holdco for an aggregate cash consideration of ZAR2,600,000,000;

1.1.60

“Holdco Security Documents” means each of the documents listed as being a Holdco Security Document in Part 2 of Schedule 2 (Transaction Security Documents) together with any other document entered into by Holdco creating or expressed to create any Security over all or any of its assets in respect of any of the obligations of Holdco under the RPM Funding Loan Agreement, the Plateau Funding Loan Agreement and the Holdco Guarantee;

1.1.61	“Holdco Shareholders Agreement” means the written shareholders agreement dated 28 March 2008 between RPM, Plateau and Holdco;

1.1.62	“Indexed” means, in relation to any sum, that sum adjusted annually to take account of year-on-year changes in the CPI since 30 June 2009;

1.1.63	"Interim Repayment Date” means the date falling on the 6th (sixth) anniversary of the Closing Date;

1.1.64	"JSE" means the securities exchange operated by the JSE Limited, registration number 2005/022939/06, a company incorporated under the laws of South Africa;

1.1.65

“Lebowa” means the Lebowa Platinum Mine operations including, a platinum group metals (comprising platinum, palladium, rhodium, ruthenium, osmium and iridium) mine located on the Eastern Limb of the Bushveld Complex in South Africa, on the Diamand, Wintersveld, Jagdlust, Middelpunt, Umkoanesstad and Zeekoegat farms;

1.1.66

“Legal Reservations” means any matters which are set out as qualifications or reservations as to matters of law of general application in the legal opinions required to be delivered to the Lender pursuant to Clause 4 (Conditions of Utilisation);

1.1.67	“Lender” means:

(a) the Original Lender; and

(b) any bank, financial institution, trust, fund or other entity which has become a Party in accordance with Clause 18 (Cession),

which in each case has not ceased to be a Party in accordance with the terms of this Agreement;

1.1.68	“Loan” means the aggregate principal amount of advances for the time being outstanding under the Standby Facility and the OCSF Facility;

1.1.69	“Loan Commitment” means:

(a)

in relation to the Original Lender in respect of the Standby Facility, an amount equal to 29/49 of the distributions received by RPM from Holdco in its capacity as an ordinary shareholder of Holdco or in its capacity as the lender under the RPM Holdco Loan Agreement, but excluding (for the avoidance of doubt) any distributions received in its capacity as a holder of preference shares in the share capital of Holdco;

(b)	in relation to the Original Lender in respect of the OCSF Facility, R750 000 000 (seven hundred and fifty million Rand);

(c)	in relation to any other Lender, the amount of any Loan Commitment transferred to it under this Agreement and the applicable Finance Documents,

to the extent not cancelled, reduced or transferred by it under the Finance Documents;

1.1.70

"Mandatory Debt Refinance" means the refinancing of the Standby Facility, the OCSF Facility and the RPM Plateau A Preference Shares through the raising of external funding in accordance with the principles and procedures set out in Schedule 5;

1.1.71	“Material Adverse Effect” means a material adverse effect on:

(a)

the business, operations, property, condition (financial or otherwise) or prospects (taking into account the funding required to be provided by Plateau and RPM under the Holdco Shareholders Agreement and by RPM under the OCSF Agreement (for so long as it is available)) of any Obligor individually or the Pelawan Group taken as a whole, the Anooraq Group taken as a whole, or the Plateau Group taken as a whole; or

(b) the ability of an Obligor to perform its obligations under any of the Transaction Documents; or

(c)

the validity or enforceability of, or the effectiveness or ranking of any Security granted or purporting to be granted pursuant to any of, the Finance Documents or the rights or remedies of any Finance Party (directly or indirectly) under any of the Finance Documents;

1.1.72	“Mining Rights” means mining rights (as defined under the MPRD Act);

1.1.73	“MPRD Act” means the Mineral and Petroleum Resources Development Act, 2002 of South Africa;

1.1.74

"N2C Counter Indemnity Agreement" means the counter indemnity agreement, dated on or about the date of this Agreement, between N2C Resources and the Plateau Security SPV pursuant to which N2C Resources indemnifies and holds the Plateau Security SPV harmless in respect of claims made against the Plateau Security SPV under the Second Ranking Plateau Debt Guarantee, the Third Ranking Plateau Debt Guarantee and the Fourth Ranking Plateau Debt Guarantee;

1.1.75

“N2C Resources Shareholder Loan Agreement” means the direct shareholder loan agreement in the agreed form, dated on or about the date of this Agreement, between N2C Resources as lender and Plateau as borrower pursuant to which N2C Resources agrees to advance a shareholder loan to Plateau to enable Plateau to fund the payment to RPM of a portion of the purchase price for 11,93% of the issued share capital of Holdco under the Holdco Sale of Shares Agreement;

1.1.76

"N2C Security Documents" means each of the documents listed as being a N2C Resources Security Document in Part 4 of Schedule 2 (Transaction Security Documents) together with any other document entered into by N2C Resources creating or expressed to create any Security over all or any part of its assets in respect of any of the obligations of any of the Obligors or any member of the Borrower Group under any of the Finance Documents;

1.1.77	“New Order Rights” means the Old Order Rights which are converted into Mining Rights pursuant to the Transitional Arrangements contemplated by Schedule II of the MPRD Act;

1.1.78	“Obligor” means:

	(a)	Pelawan SPV;

	(b)	Pelawan Investments;

	(c)	the Pelawan Trust;

	(d)	N1C Resources;

	(e)	N2C Resources;

	(f)	the Parent; and

	(g)	Plateau;

1.1.79

"Obligor's Agent" means Plateau, appointed to act on behalf of each Obligor and each other member of the Plateau Group which is party to the Finance Documents in relation to the Finance Documents pursuant to Clause 3.2 (Obligor's Agent);

1.1.80

"OCSF Agreement” means the operating cash flow shortfall loan facility agreement in the agreed form, dated on or about the date of this Agreement, between the Lender and Plateau pursuant to which the Lender has made or has agreed to make available to Plateau the OCSF Facility;

1.1.81

"OCSF Facility" means the operating cash flow shortfall loan facility in an amount of up to R778 000 000 which the Lender has agreed to make available to Plateau on the terms and conditions set out in this Agreement and the OCSF Agreement;

1.1.82

“Old Order Rights” means the old order rights (as defined in Schedule II of the MPRD Act) forming part of, respectively, the business of Lebowa Platinum Mines Limited and/or Opco and/or Ga-Phasa Platinum Mine (Proprietary) Limited (including the right to mine) as set out in the list attached as Schedule 4 to the HoldCo Shares of Shares Agreement;

1.1.83	“Opco” means Bokoni Platinum Mines (Proprietary) Limited (Registration No. 2007/016001/07), a private company duly incorporated according to the company laws of South Africa;

1.1.84	“Opco Counter Indemnity Agreements” means

(a)

the counter indemnity agreement, dated on or about the date of this Agreement, between Opco and the Opco Security SPV pursuant to which Opco indemnifies and holds the Opco Security SPV harmless in respect of claims made against the Opco Security SPV under the First Ranking Opco Funding Debt Guarantee; and

(b)

the counter indemnity agreement dated on or about the date of this Agreement between Opco and the Opco Security SPV pursuant to which Opco indemnifies and holds the Opco Security SPV harmless in respect of claims made against the Opco Security SPV under the Second Ranking Opco Debt Guarantee and the Third Ranking Opco Debt Guarantee;

1.1.85	“Opco Funding Loan Agreement” means the written agreement entitled “Opco Funding Loan Agreement” concluded or to be concluded between Opco and Holdco on or about the Signature Date;

1.1.86	"Opco Funding Loan" means the aggregate principal amount of the loan outstanding from time to time under the Opco Funding Loan Agreement;

1.1.87

"Opco Security Documents” means each of the documents listed as being an Opco Security Document in Part 1 of Schedule 2 (Transaction Security Documents) together with any other document entered into by Opco creating or expressed to create any Security over all or any of its assets in respect of the obligations of any member of the Borrower Group under any of the Finance Documents;

1.1.88	“Original Financial Statements” means:

(a) in relation to the Parent, its consolidated audited financial statements for its financial year ended 31 December 2008;

(b) in relation to N1C Resources, its consolidated audited financial statements for its financial year ended 31 December 2008;

(c) in relation to N2C Resources, its consolidated audited financial statements for its financial year ended 31 December 2008;

(d) in relation to Plateau, its consolidated audited financial statements for its financial year ended 31 December 2008;

1.1.89	“Party” means a party to this Agreement and “Parties” shall, as the context requires, be a reference to all of them;

1.1.90	“Pelawan Dividend Trust” means the Pelawan Dividend Trust, an inter vivos trust established under the laws of South Africa with Master’s Reference No. IT8410/2004;

1.1.91

“Pelawan Group” means collectively, Pelawan SPV, Pelawan Investments, Pelawan Dividend Trust, Pelawan Trust, the Parent and Plateau and their respective direct or indirect Subsidiaries for the time being;

1.1.92

"Pelawan Investments Guarantee Agreement" means the guarantee agreement dated on or about the date of this Agreement entered into between Pelawan Investments and RPM in terms of which Pelawan Investments guarantees the obligations of Pelawan SPV in respect of, inter alia, the RPM Pelawan B Preference Shares and the Pelawan SPV Forward Sale Agreement;

1.1.93

"Pelawan Investments Security Documents" means each of the documents listed as being a Pelawan Investments Security Document in Part 5 of Schedule 2 (Transaction Security Documents) together with any other document entered into by Pelawan Investments creating or expressed to create any Security over all or any of its assets in respect of any of the obligations of any of the Obligors or member of the Borrower Group under any of the Finance Documents;

1.1.94	"Pelawan SPV Converted Shares" means, at each Conversion Date, the number of Pelawan SPV Ordinary Shares into which the RPM Pelawan SPV B1 Preference Shares automatically Convert;

1.1.95	"Pelawan SPV Designated Shares: means, at each Conversion Date, the sum of Pelawan SPV Converted Shares and Pelawan SPV Subscription Shares;

1.1.96	"Pelawan SPV Ordinary Shares" means the issued ordinary shares in the share capital of Pelawan SPV from time to time;

1.1.97

"Pelawan SPV Plateau B2 Preference Shares" means the 115 800 cumulative, convertible preference par value share of R1.00 each in the share capital of Plateau, having the rights and privileges set out in the Pelawan Plateau B2 Preference Subscription Agreement and the articles of association of Plateau;

1.1.98

“Pelawan SPV Plateau B2 Preference Share Subscription Agreement” means the subscription agreement dated on or about the Signature Date between Pelawan SPV and Plateau in terms of which Pelawan SPV agrees to subscribe for the Pelawan Plateau B2 Preference Shares;

1.1.99

"Pelawan SPV Plateau B3 Preference Share" means the 111 600 cumulative, convertible preference par value share of R1.00 in the share capital of Plateau, having the rights and privileges set out in the Pelawan Plateau B3 Preference Subscription Agreement and the articles of association of Plateau;

1.1.100

“Pelawan SPV Plateau B3 Preference Share Subscription Agreement” means the subscription agreement dated on or about the Signature Date between Pelawan SPV and Plateau in terms of which Pelawan SPV agrees to subscribe for the Pelawan Plateau B3 Preference Shares;

1.1.101

"Pelawan SPV Subscription Shares" means, at each Conversion Date, the additional number of Pelawan SPV Ordinary Shares that RPM will subscribe for using all of the cash proceeds of the B1 Preference Dividend;

1.1.102	"Pelawan Share for Share Agreement" means the share for share agreement dated on or about the date of this Agreement entered into between Pelawan Investments and Pelawan SPV;

1.1.103	“Pelawan SPV Forward Sale Agreement” means the forward sale agreement dated on or about the date of this Agreement between, inter alia, RPM, Pelawan SPV and Pelawan Investments;

1.1.104	“Permitted Acquisition” means:

	(a)	the Acquisition;

	(b)	an acquisition of shares or securities pursuant to a Permitted Share Issue;

(c)

an acquisition of securities which are Cash Equivalent Investments so long as those Cash Equivalent Investments become subject to the Transaction Security Documents in form and substance satisfactory to the Lender as soon as is reasonably practicable;

	(d)	an acquisition by a Project Company of the undertaking or business of another Project Company; and

	(e)	any other acquisition (which would otherwise be prohibited under clause 13.8 (Acquisitions)) in respect of which the Lender has given its prior written consent;

1.1.105	“Permitted Disposal” means any sale, lease, licence, transfer or other disposal which is on arm's length terms:

	(a)	of trading stock or cash made by any member of the Holdco Group in the ordinary course of trading of the disposing entity;

	(b)	of assets (other than shares, businesses, immovable property or intellectual property) by a member of the Holdco Group in exchange for other assets comparable or superior as to type, value or quality;

	(c)	of obsolete or redundant vehicles, plant and equipment for cash;

	(d)	of Cash Equivalent Investments for cash or in exchange for other Cash Equivalent Investments;

(e)

of the assets of a Project Company or the shares in a Project Company if the proceeds of such disposal are utilised by Holdco to make a loan to Opco which loan proceeds Opco shall use to prepay the Opco Funding Loan to Holdco, which prepayment proceeds Holdco shall use to proportionately prepay the RPM Funding Loan and the Plateau Funding Loan and which prepayment proceeds Plateau shall use to settle the Standby Facility and the OCSF Facility and to redeem the RPM Plateau A Preference Shares in accordance with clause 6 (Illegality and Mandatory Prepayments);

	(f)	constituted by a licence of intellectual property rights permitted by the Senior Facility Agreement;

	(g)	arising as a result of any Permitted Security;

	(h)	made pursuant to the Acquisition Agreements or the Acquisition Documents;

	(i)	made between Project Companies;

	(j)	approved in advance, in writing, by the Lender;

1.1.106	“Permitted Distribution” means:

(a)

the payment of the special dividend that Holdco is required to pay to RPM within 60 (sixty) days after the Closing Date in accordance with, and limited to the amount set out in, clause 7 of the Phase 3 Implementation Agreement;

(b)

the payment of the special dividend (if any) required to be paid by Plateau to the Pelawan SPV in the circumstances contemplated by the Pelawan SPV Plateau B Preference Share Subscription Agreement, which payment is funded out of Permitted Financial Indebtedness qualifying as such under paragraph (l) of the definition of “Permitted Financial Indebtedness”;

(c)	the payment of a dividend to Holdco by Opco that is permitted under the Global Intercreditor Agreement;

(d)	the payment of a dividend to Holdco or to any direct or indirect Subsidiary of Holdco by any other member of the Holdco Group (other than Opco);

(e)	the payment of a dividend to Opco or any of its direct or indirect Subsidiaries;

(f)	the payment of a dividend to Plateau and/or RPM by Holdco that is permitted under the Global Intercreditor Agreement;

(g)	the payment of a dividend by Plateau to N2C Resources that is permitted under the Global Intercreditor Agreement; and

(h)	the payment of a dividend by Plateau to RPM in connection with the Finance Documents that is permitted under the Global Intercreditor Agreement;

(i)

the payment by Plateau of the redemption amount to RPM in respect of the RPM Plateau A Preference Shares in an amount limited to the lesser of ZAR10,000,000 (Ten Million Rand) and the amount representing the unutilised subscription proceeds under the RPM Plateau A Preference Share Subscription Agreement which were not disbursed or required to be disbursed from the Disbursement Account (as defined in the Senior Facilities Agreement) following the implementation of the cash flows set out in the Funds Flow Statement;

1.1.107	“Permitted Financial Indebtedness” means Financial Indebtedness:

	(a)	arising under the Transaction Documents, in each case, as in force on the Closing Date and subject always to the terms of this Agreement and the Global Intercreditor Agreement;

	(b)	under the Holdco Shareholder Loan Agreement (as defined in the Senior Facility Agreement) but only until the Closing Date;

	(c)	under the Opco Shareholder Loan Agreement (as defined in the Senior Facility Agreement) but only until the Closing Date;

	(d)	under the GP Loan (as defined in the Senior Facility Agreement), provided that the GP Loan is unconditionally and irrevocable discharged and repaid by Plateau by no later than the Closing Date;

(e)	arising under a Permitted Loan or as permitted by Clause 13.25 (Treasury Transactions);

(f)	incurred by a Project Company under any Project Finance Borrowings or pursuant to a Permitted Loan from Holdco;

(g)

under finance or capital leases of vehicles, plant, equipment or computers, provided that the aggregate capital value of all such items so leased under outstanding leases by members of the Plateau Group does not exceed ZAR10,000,000 (Indexed) at any time;

(h)

which was incurred by Opco or a Project Company prior to the Signature Date and which has been disclosed in the Original Financial Statements and provided the principal amount thereof is not increased and provided further that the maturity date of such Financial Indebtedness is not extended or brought forward;

(i)	arising under a Permitted Guarantee or a Permitted Loan, or arising under an Existing Operational Guarantee;

(j)

for or in respect of any letters of credit, letters of guarantee, bonds or similar instruments issued by a bank or financial institution on behalf of Opco in connection with the requirements of Opco in the ordinary course of its business, provided that the total aggregate amount of actual or contingent indebtedness thereunder does not, at any time exceed ZAR20,000,000 (Twenty Million Rand);

(k)

for or in respect of any letters of credit, letters of guarantee, bonds or similar instruments issued by a bank or financial institution on behalf of a Project Company in connection with the requirements of that Project Company in the ordinary course of its business, provided that:

(i) the bank or financial institution issuing such instrument has no recourse to Opco;

(ii) to the extent the bank or financial institution issuing such instrument has any recourse to any member of the Plateau Group in relation to any payment under that instrument (other than the relevant Project Company) (the “Recourse Entity”), the recourse obligations of that Recourse Entity are fully cash collateralised on the basis that (x) an amount equivalent to the total amount of any recourse obligation is set aside by the Recourse Entity and (y) the amount referred to in (x) is funded out of the proceeds of an amount which would otherwise have been available to be made as a Permitted Distribution by Opco to Holdco and by Holdco to RPM and by Plateau to N2C Resources or an amount which represents the proceeds of an equity subscription by N2C Resources in Plateau or a shareholder loan by N2C Resources to Plateau and in the case of a shareholder loan, on the basis that such shareholder loan is subordinated and subject to the same restrictions that apply to the N2C Resources Shareholder Loan under the Global Intercreditor Agreement; and

(l)

for an amount required to be paid by Plateau as a special dividend to Pelawan SPV as determined in accordance with the provisions of the Pelawan SPV Plateau B Preference Share Subscription Agreement provided that such proceeds are used by Pelawan SPV to subscribe for ordinary shares in Plateau and Plateau will utilise such subscription proceeds to repay the Financial Indebtedness incurred by it in this regard;

(m)

not permitted by the preceding paragraphs or as a Permitted Transaction and the outstanding principal amount of which does not exceed ZAR50,000,000 (Indexed) in aggregate for the Plateau Group at any time;

(n)	any other Financial Indebtedness incurred with the prior written consent of the Lender.

1.1.108	“Permitted Guarantee” means:

(a)	any guarantee arising under the Finance Documents;

(b)

any guarantee or bond given by Opco in replacement of an Existing Operational Guarantee and for a guarantee amount equivalent to or less than the existing disclosed guarantee amount of each Existing Operational Guarantee, provided that:

	(i)	Plateau shall use its reasonable commercial endeavours to procure insurance coverage as an alternative to providing a guarantee and/or collateral in connection with such guarantee;

(ii)

to the extent Plateau is not able to procure insurance coverage, and Opco is required to provide cash collateral for such guarantee, there is sufficient Available Guarantee Commitment (as defined in the OCSF Agreement) to enable Plateau to obtain a loan under the OCSF Facility for the applicable Guarantee Shortfall Contribution Amount (as defined in the OCSF Agreement);

(c)

any other guarantee or bond given by a member of the Plateau Group in favour of a third party for the obligations of Opco in connection with the requirements of Opco in the ordinary course of its business, provided that the total aggregate amount of actual or contingent indebtedness thereunder does not at any time exceed ZAR20,000,000 (Indexed);

(d)

any guarantee or bond given by a member of the Plateau Group, other than Opco, in favour of a third party for the obligations of a Project Company in connection with the requirements of that Project Company in the ordinary course of its business, provided that if such instrument is issued by a member of the Plateau Group, the relevant member of the Plateau Group giving that guarantee or bond (the “Guarantee Entity”) has fully cash collateralised its exposure under the relevant instrument on the basis that (x) an amount equivalent to the total amount of its exposure under the relevant instrument is set aside by the Guarantee Entity and (y) the amount referred to in (x) is funded out of the proceeds of an amount which would otherwise have been available to be made as a Permitted Distribution by Opco to Holdco and by Holdco to Plateau and RPM or an amount which represents the proceeds of an equity subscription by N2C Resources in Plateau or a shareholder loan by N2C Resources to Plateau and in the case of a shareholder loan, on the basis that such shareholder loan is subordinated and subject to the same restrictions that apply to the N2C Resources shareholder loans under the Global Intercreditor Agreement; and

(e)	a guarantee given by any member of the Plateau Group with the prior written consent of the Lender;

1.1.109	“Permitted Loan” means:

(a)	any trade credit extended by any member of the Holdco Group to its customers on normal commercial terms and in the ordinary course of its trading activities;

(b)	Financial Indebtedness which is referred to in the definition of, or otherwise constitutes, Permitted Financial Indebtedness (except under paragraph (e) of that definition);

(c)	any loan made under the terms of the Finance Documents;

(d)	any loan made under the terms of the Opco Shareholder Loan Agreement (as defined in the Senior Facility Agreement) but only until the Closing Date;

(e)

any loan made between Project Companies or a loan made by Holdco to a Project Company, but only to the extent that loan is made by Holdco out of the proceeds received by Holdco pursuant to a Permitted Disposal of the assets of a Project Company or the shares in a Project Company;

(f)

a loan made by a member of the Holdco Group to an employee or director of any member of the Holdco Group or finance provided by a member of the Holdco Group in connection with a motor vehicle scheme if the amount of that loan and financing when aggregated with the amount of all loans to employees and directors by members of the Holdco Group and finance provided in connection with motor vehicle schemes does not exceed ZAR3,000,000 (Indexed) (or its equivalent) at any time;

(g)

a loan made by Holdco to Opco out of the proceeds received by Holdco pursuant to a Permitted Disposal of the assets of a Project Company or the shares in a Project Company which loan proceeds Opco shall use to prepay the Opco Funding Loan to Holdco, which prepayment proceeds Holdco shall use to proportionately prepay the RPM Funding Loan and the Plateau Funding Loan and which prepayment proceeds Plateau shall use to settle the Standby Facility and the OCSF Facility and to redeem the RPM Plateau A Preference Shares in accordance with clause 6 (Illegality and Mandatory Prepayments).

1.1.110	“Permitted Payment” means a payment which is permitted under the Global Intercreditor Agreement;

1.1.111	“Permitted Security” means:

(a)	any lien arising by operation of law and in the ordinary course of trading and not as a result of any default or omission by any member of the Plateau Group;

(b)

any Security arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a member of the Plateau Group in the ordinary course of trading and on the supplier's standard or usual terms and not arising as a result of any default or omission by any member of the Plateau Group;

(c)	any Security or Quasi-Security granted in respect of Project Finance Borrowings over either:

(i) the assets of a Project Company; or

(ii) the shares in a Project Company;

(d)	any Quasi-Security arising as a result of a disposal which is a Permitted Disposal;

(e)

any Security securing indebtedness the outstanding principal amount of which (when aggregated with the outstanding principal amount of any other indebtedness which has the benefit of Security given by any member of the Plateau Group other than any permitted under clauses (a) to (d) above) does not exceed ZAR50,000,000 (Indexed) and provided such Security is not given over any assets which are expressed to be subject to any Transaction Security Document (other than a general notarial bond);

(f)	any Security or Quasi-Security arising as a consequence of any finance or capital lease permitted pursuant to paragraph (g) of the definition of “Permitted Financial Indebtedness;

(g)

any Security over a bank account opened by Plateau, Holdco and/or Opco for the sole purpose of depositing provisions for the redemption of the RPM Preference Shares, but subject to such provisions being permitted under the Global Intercreditor Agreement and in particular the Borrower Cash Waterfall, the Holdco Cash Waterfall and the Opco Cash Waterfall (each as defined in the Global Intercreditor Agreement);

(h)	any Security created with the prior written approval of the Lender;

1.1.112	“Permitted Share Issue” means an issue of:

(a)

ordinary shares by any Obligor paid for in full in cash upon issue and which by their terms are not redeemable and where (i) such shares are of the same class and on the same terms as those initially issued by that Obligor and (ii) such issue does not lead to a Change of Control;

(b)

shares by a member of the Anooraq Group which is a subsidiary to its immediate Holding Company where (if the existing shares of the Subsidiary are the subject of the Transaction Security) the newly- issued shares also become subject to the Transaction Security on the same terms; or

(c)

preference shares and ordinary shares by Opco to Holdco, preference shares and ordinary shares by Holdco to RPM and Plateau, preference shares by Plateau to RPM and convertible preference shares by Plateau to Pelawan SPV (including the conversion of such preference shares into ordinary shares pursuant to the Finance Documents) in each case only to the extent the issue of such shares, preference shares or convertible preference shares is expressly provided for in the Transaction Documents;

	(d)	shares by the Parent to the participants in any stock option plan of the Parent in terms of such stock option plan and provided it does not give rise to a Change of Control;

1.1.113	“Permitted Transaction” means:

(a)

any Disposal required, Financial Indebtedness incurred, guarantee, indemnity or Security or Quasi-Security given, or other transaction arising, under the Transaction Documents, in each case, as contemplated by the Transaction Documents in the form they are on the Closing Date and subject always to the terms of this Agreement and the Global Intercreditor Agreement; and

	(b)	any payments or other transactions set out in the Structure Memorandum (as defined in the Senior Facility Agreement);

1.1.114

“Phase 3 Implementation Agreement” means the Phase 3 implementation agreement, dated 28 March 2008, between RPM, Plateau and Holdco which governs the implementation of the agreements giving effect to the Acquisition, including the Acquisition Agreements;

1.1.115

“Plateau Counter Indemnity Agreement” means the counter indemnity agreement, dated on or about the date of this Agreement, between Plateau and the Plateau Security SPV pursuant to which Plateau indemnifies and holds the Plateau Security SPV harmless in respect of claims made against the Plateau Security SPV under, inter alia, the Second Ranking Plateau Debt Guarantee and the Third Ranking Plateau Debt Guarantee;

1.1.116	“Plateau Forward Sale Agreement” means the forward sale agreement dated on or about the date of this Agreement between, inter alia, Plateau, the Parent and Pelawan SPV;

1.1.117	"Plateau Funding Loan" means the aggregate principal amount of the loan outstanding from time to time under the Plateau Finding Loan Agreement;

1.1.118	"Plateau Funding Loan Agreement” means the written agreement entitled “Plateau Funding Loan Agreement” concluded or to be concluded between Plateau and Holdco on or about the Signature Date;

1.1.119

“Plateau Group” means N1C Resources, N2C Resources, Plateau, Holdco, Opco and each of their respective direct of indirect Subsidiaries for the time being (and which will include with effect from the Closing Date the Holdco Group);

1.1.120

“Plateau Holdco A Preference Share Subscription Agreement” means the subscription agreement dated on or about the Signature Date between Plateau and Holdco in terms of which Plateau agrees to subscribe for the Plateau Holdco A Preference Shares;

1.1.121

"Plateau Holdco A Preference Shares" means 510 cumulative, redeemable preference par value shares of R1,00 each in the share capital of Holdco to be subscribed for by Plateau having the rights and privileges set out in the Plateau Holdco A Preference Share Subscription Agreement and the rights and privileges embodied or to embodied in the articles of association of Holdco;

1.1.122	"Plateau Ordinary Shares" means the issued ordinary shares in the share capital of Plateau from time to time;

1.1.123

“Plateau Security Documents” means each of the documents listed as being a Plateau Security Document in Part 3 of Schedule 2 (Transaction Security Documents) together with any other document entered into by Plateau creating or expressed to create any Security over all or any of its assets in respect of any of the obligations of any of the Obligors or any member of the Borrower Group under any of the Finance Documents;

1.1.124	"Plateau 2 Converted Shares" means, at each Conversion Date, the number of Plateau Ordinary Shares into which the B2 Preference Shares automatically Convert;

1.1.125	"Plateau 2 Shares" means, at each Conversion Date, the sum of the Plateau 2 Converted Shares and the Plateau 2 Subscription Shares;

1.1.126

"Plateau 2 Subscription Shares" means, at each Conversion Date, the additional number of Plateau Ordinary Shares that Pelawan SPV will subscribe for using all of the cash proceeds of the B2 Preference Dividend;

1.1.127	"Plateau 3 Converted Shares" means, at each Conversion Date, the number of Plateau Ordinary Shares into which the B3 Preference Shares automatically Convert;

1.1.128	"Plateau 3 Shares" means, at each Conversion Date, the sum of the Plateau 3 Converted Shares and the Plateau 3 Subscription Shares;

1.1.129

"Plateau 3 Subscription Shares" means, at each Conversion Date, the additional number of Plateau Ordinary Shares that Pelawan SPV will subscribe for using all of the cash proceeds of the B3 Preference Dividend;

1.1.130	“Project Company” means Boikgantsho Platinum Mine (Proprietary) Limited, Ga-Phasa Platinum Mine (Proprietary) Limited, or Kwanda Platinum Mine (Proprietary) Limited;

1.1.131	“Project Finance Borrowings” means:

(a)

any indebtedness to finance (or re-finance) a Project comprised of the ownership, development, construction and/or operation of assets of the Project Company which is incurred by a Project Company whose principal business is that Project and in respect of which the person or persons making that indebtedness available to that Project Company has no recourse whatsoever to any member of the Borrower Group (other than to that Project Company) in respect of that indebtedness whether directly or indirectly or by way of a guarantee (financial or completion guarantee or otherwise) from any member of the Borrower Group creating an obligation (whether actual or contingent) for Financial Indebtedness in respect of the Project Finance Borrowings other than to the extent arising under paragraph (d) of the definition of “Permitted Guarantee” or (c) of the definition of “Permitted Security”; or

(b)

any indebtedness the terms and conditions of which have been approved by the Lender and which the Lender has agreed in writing to treat as Project Finance Borrowings for the purposes of this Agreement;

1.1.132	“Quasi-Security” has the meaning given to that term in Clause 13.14 (Negative pledge);

1.1.133	"R", "Rand" or "ZAR" means South African Rand, the lawful currency of South Africa;

1.1.134	“Relevant Jurisdiction” means, in relation to an Obligor or any other member of the Anooraq Group:

(a)	its jurisdiction of incorporation;

(b)	any jurisdiction where any asset subject to or intended to be subject to the Transaction Security to be created by it is situated;

(c)	any jurisdiction where it conducts its business; and

the jurisdiction whose laws govern the perfection of any of the Transaction Security Documents entered into by it;

1.1.135	“Repayment Date" means 31 July and 31 January in each calendar year and the Interim Repayment Date and the Final Repayment Date;

1.1.136

Repeating Representations” means each of the representations set out in Clause 11.2 (Status) to Clause 11.7 (Governing law and enforcement), Clause 11.11 (No default), Clause 11.12.2 (No misleading information), Clause 11.13 (Original Financial Statements), Clause 11.18 (Ranking) to 11.20 (Legal and beneficial ownership);

1.1.137

"Reversionary Holdco Cession and Pledge" means a second ranking reversionary cession in securitatem debiti dated on or about the date of this Agreement given by Holdco in favour of RPM for the obligations of Holdco under the Holdco Guarantee;

1.1.138	"RPM Funding Loan" means the aggregate principal amount of the loan outstanding from time to time under the RPM Funding Loan Agreement;

1.1.139	"RPM Funding Loan Agreement” means the written agreement entitled “RPM Funding Loan Agreement” concluded or to be concluded between RPM and Holdco on or about the Signature Date;

1.1.140

“RPM Holdco A Preference Share Subscription Agreement” means the subscription agreement dated on or about the Signature Date between RPM and Holdco in terms of which RPM agrees to subscribe for the RPM Holdco A Preference Shares;

1.1.141

"RPM Holdco A Preference Shares” means 490 cumulative, redeemable preference par value shares of R1,00 each in the share capital of Holdco to be subscribed for by RPM, having the rights and privileges set out in the RPM Holdco A Preference Share Subscription Agreement and the rights and privileges embodied or to be embodied in the articles of association of Holdco;

1.1.142

"RPM Pelawan SPV B1 Preference Shares" means 115 800 cumulative convertible preference par value shares of R1.00 in the share capital of the Pelawan SPV, having the rights and privileges set out in the RPM Pelawan SPV B1 Preference Share Subscription Agreement and the rights and privileges embodied or to be embodied in the articles of association of the Pelawan SPV;

1.1.143

"RPM Pelawan SPV B1 Preference Share Subscription Agreement” means the subscription agreement dated on or about the Signature Date between RPM and Pelawan SPV in terms of which RPM agrees to subscribe for the RPM Pelawan SPV B1 Preference Shares;

1.1.144

"RPM Plateau A Preference Shares" means 1000 cumulative, redeemable preference par value shares of R1.00 in the share capital of Plateau to subscribed for by RPM, having the rights and privileges set out in the RPM Plateau A Preference Share Subscription Agreement and the rights and privileges embodied or to be embodied in the articles of association of Plateau;

1.1.145

"RPM Plateau A Preference Share Subscription Agreement” means the subscription agreement dated on or about the Signature Date between RPM and Plateau in terms of which RPM agrees to subscribe for the RPM Plateau A Preference Shares;;

1.1.146

"RPM Preference Shares" means the RPM Holdco A Preference Shares, the RPM Plateau A Preference Shares and the RPM Pelawan B Preference Shares which RPM agrees to subscribe for pursuant to the Finance Documents;

1.1.147	"RPM Relevant Agreements" means:

(a)	the Standby Facility Agreement;

(b)	the OCSF Agreement;

(c)	the RPM Plateau A Preference Share Subscription Agreement; and

(d)	the RPM Pelawan B Preference Share Subscription Agreement;

(e)	the Pelawan SPV Forward Sale Agreement;

(f)	the Pelawan Share for Share Agreement;

(g)	the Conversion Implementation Agreement;

1.1.148

"Second Ranking Plateau Debt Guarantee" means the debt guarantee entered into on or about the date of this Agreement issued by the Plateau Security SPV in favour of the Lender for the obligations of the Obligor owed to the Finance Parties under the Standby Facility Agreement;

1.1.149

“Security” means (a) a mortgage, assignation, charge, pledge, lien, security assignment, hypothecation, cession conferring security, Encumbrance and Restriction or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect or (b) any arrangement under which money or claims to, or for the benefit of, a bank or other account may be applied, set off or made subject to a combination of accounts so as to effect discharge of any sum owed or payable to any person; or (c) any other type of preferential agreement or arrangement (including any title transfer and retention arrangement), the effect of which is the creation of a security interest;

1.1.150

“Security Agent” means Standard Chartered Bank acting in its capacity as security agent for the Secured Parties or such other security agent for the Secured Parties as shall be appointed pursuant to the Global Intercreditor Agreement;

1.1.151	“Security Provider” means any provider of Transaction Security;

1.1.152

"Second Ranking Opco Debt Guarantee" means the debt guarantee in the agreed form, dated on or about the date of this Agreement, issued by the Opco Security SPV in favour of RPM for the obligations of Holdco in connection with the RPM Holdco A Preference Shares;

1.1.153	“Security SPV Documents” means collectively:

(a) the Constitutional Documents of each of the Plateau Security SPV and the Opco Security SPV;

(b)

the debt guarantor management agreement dated on or about the date of this Agreement between GMG Trust Company (SA) (Proprietary) Ltd (previously Sentinel Corporate Fiduciary Services), the Senior Agent, the Security Agent, the Plateau Security SPV and the Opco Security SPV pursuant to which GMG Trust Company (SA) (Proprietary) Ltd is appointed to administer the Plateau Security SPV and the Opco Security SPV; and

(c) the trust deed of the Security SPV Owner Trust dated on or about 11 June 2009, between the Senior Agent as donor and GMG as first trustee;

1.1.154	“Security SPV Owner Trust” means the Lebowa Acquisition Security SPV Owner Trust, an inter vivos trust established under the laws of South Africa;

1.1.155	“Senior Agent” has the meaning given to it in the Senior Facilities Agreement;

1.1.156

“Senior Facilities Agreement” means the written agreement entitled “Senior Term Loan Facilities Agreement” concluded or to be concluded between inter alia Plateau and Standard Chartered Bank (as arranger, original lender, Senior Agent and Security Agent) on or about the Signature Date;

1.1.157	"Share Adjustment Event" means, in relation to the Anooraq Common Shares, any:

(a) subdivision, redivision or change of the outstanding Anooraq Common Shares into a greater number of Anooraq Common Shares;

(b) consolidation, combination or reduction of the outstanding Anooraq Common Shares into a lesser number of Anooraq Common Shares;

(c)

any reclassification of or amendment to the outstanding Anooraq Common Shares, any change of the Anooraq Common Shares into other shares or any other reorganization of the Parent (other than as described in paragraphs (a) and (b) above); or

(d)

any consolidation, amalgamation, arrangement, merger or other form of business combination of the Parent with or into any other corporation resulting in any reclassification of the outstanding Anooraq Common

Shares, any change of the Anooraq Common Shares into other shares or any other reorganization of the Parent;

1.1.158	“Signature Date” means the date of the signature of the Party last signing this Agreement;

1.1.159	“South Africa” means the Republic of South Africa as constituted from time to time;

1.1.160

“Standard Bank” means The Standard Bank of South Africa Limited (Registration No. 1962/000738/06), a public company and registered bank incorporated according to the company and banking laws of South Africa;

1.1.161

“Standard Chartered Bank” means Standard Chartered Bank, Johannesburg Branch (Registration No: 1962/000738/06), a company incorporated in England with limited liability by Royal Charter 1853, under reference ZC18.18 and registered as an external company in South Africa;

1.1.162	"Standby Facility" means the standby facility which the Lender has agreed to make available to Plateau on the terms and conditions set out in this Agreement and the Standby Facility Agreement;

1.1.163

"Standby Facility Agreement” means the standby facility agreement in the agreed form, dated on or about the date of this Agreement, between the Lender and Plateau pursuant to which the Lender has made or has agreed to make available to Plateau the Standby Facility in accordance with clause 16 of the Holdco Shareholders Agreement;

1.1.164

“Tax” means any tax (including, for the avoidance of doubt, value added tax), levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same);

1.1.165

"Third Ranking Opco Debt Guarantee" means the debt guarantee in the agreed form, dated on or about the date of this Agreement, issued by the Opco Security SPV in favour of RPM for the obligations of Plateau in connection with the RPM Plateau A Preference Shares;

1.1.166

“Third Ranking Plateau Debt Guarantee” means the debt guarantee in the agreed form, dated on or about the date of this Agreement, issued by the Plateau Security SPV in favour of the Lender for the obligations of Plateau owed to the Lender under the OCSF Agreement;

1.1.167

“Transaction Accounts” means collectively, the Disbursement Account, the Borrower Proceeds Account, the Borrower Business Account, the Holdco Business Account and the Opco Business Account (each as defined in the Senior Facility Agreement);

1.1.168	“Transaction Documents” means collectively:

(a) the Finance Documents;

(b) the Holdco Shareholders Agreement;

(c) the Transaction Documents as defined in the Senior Facility
Agreements;

(d)	any other document designated in writing as a “Transaction Document” by the Lender and Plateau;

1.1.169	"Transaction Security" means the Security created or expressed to be created in favour of the Opco Security SPV (or, where applicable in relation to the New Order Rights, the Security Agent, as principal creditor pursuant to the Global Intercreditor Agreement), the Plateau Security SPV or the Lender pursuant to the Transaction Security Documents;

1.1.170	“Transaction Security Documents” means:

(a)	the Opco Security Documents;

(b)	the Holdco Security Documents;

(c)	the Plateau Security Documents,

(d)	the N2C Resources Security Documents; and

(e)	the Pelawan Investments Security Documents;

together with any other document entered into by any Obligor creating or expressed to create any Security over all or any part of its assets in respect of the obligations of any of the Obligors under any of the Finance Documents;

1.1.171	“Treasury Transactions” means any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price;

1.2	Any reference in this Agreement to:

1.2.1	an “affiliate” means, in relation to any person, a subsidiary of that person or a holding company of that person or any other subsidiary of that holding company;

1.2.2

“arm’s length” means terms that are fair and reasonable to the counterparty of a transaction and no more or less favourable to the other party to the relevant transaction as could reasonably be expected to be obtained in a comparable arm’s length transaction with a person that is not the ultimate holding company of such counterparty or an entity of which such counterparty or its ultimate holding company has direct or indirect control, or owns directly or indirectly more than 20% (twenty percent) of the share capital or similar rights of ownership;

1.2.3	“assets” includes properties, revenues and rights of every description;

1.2.4	“calendar month” shall be construed as a named month, i.e. January, February, March, April, May, June, July, August, September, October, November and December;

1.2.5	a “clause” shall, subject to any contrary indication, be construed as a reference to a clause hereof;

1.2.6

“guarantee” means (other than in Clause 10 (Guarantee and Indemnity)) any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;

1.2.7	a “Holding Company” shall be construed in accordance with the Companies Act, No. 61 of 1973 (as amended);

1.2.8	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

1.2.9

“law” shall be construed as any law (including common or customary law) or statute, constitution, decree, judgment, treaty, regulation, directive, bye-law, order or any other legislative measure of any government, supranational, local government, statutory or regulatory body or court;

1.2.10

“month” means unless the context otherwise requires, a period starting on one day in a calendar month and ending on the numerically corresponding day in the next succeeding calendar month except that, where any such period would otherwise end on a day which is not a Business Day it shall end on the immediately preceding Business Day; provided that if a period starts on the last Business Day of a calendar month or if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last Business Day in that later month (and references to “months” shall be construed accordingly);

1.2.11	“naca” means nominal annual compounded annually in arrears;

1.2.12	“nacq” means nominal annual compounded quarterly in arrears;

1.2.13

a “person” shall be construed as a reference to any person, firm, company, trust, corporation, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing;

1.2.14

a “regulation” includes any regulation, rule, official directive, request or guideline (having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

1.2.15	“repay” (or any derivative form thereof) shall, subject to any contrary indication, be construed to include “prepay” or, as the case may be, the corresponding derivate form thereof;

1.2.16	a “Schedule” or “Annexure” shall, subject to any contrary indication, be construed as a reference to a schedule or annexure hereof;

1.2.17	a “Subsidiary” shall be construed in accordance with the Companies Act, No. 61 of 1973 (as amended);

1.2.18

“tax” shall be construed so as to include any tax, levy, impost or other charge of a similar nature (including, without limitation, any penalty or interest payable in connection with any failure to pay or delay in paying any of the same)

1.2.19	a Default is “continuing” if it has not been remedied in accordance with the provisions of this Agreement or waived.

1.3	Unless inconsistent with the context or save where the contrary is expressly indicated:

1.3.1

if any provision in a definition is a substantive provision conferring rights or imposing obligations on any Party, notwithstanding that it appears only in this interpretation clause, effect shall be given to it as if it were a substantive provision of this Agreement;

1.3.2

when any number of days is prescribed in this Agreement, same shall be reckoned exclusively of the first and inclusively of the last day unless the last day falls on a day which is not a Business Day, in which case the last day shall be the next succeeding Business Day;

1.3.3	in the event that the day for payment of any amount due in terms of this Agreement should fall on a day which is not a Business Day, the relevant day for payment shall be the previous Business Day;

1.3.4

in the event that the day for performance of any obligation to be performed in terms of this Agreement (other than a payment obligation) should fall on a day which is not a Business Day, the relevant day for performance shall be the next succeeding Business Day;

1.3.5	any reference in this Agreement to an enactment is to that enactment as at the Signature Date and as amended or re-enacted from time to time;

1.3.6

any reference in this Agreement to this Agreement or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document as same may have been, or may from time to time be, amended, varied, novated or supplemented;

1.3.7	save as expressly set out in this Agreement, no provision of this Agreement constitutes a stipulation for the benefit of any person who is not a Party to this Agreement;

1.3.8	references to day/s or year/s shall be construed as Gregorian calendar day/s or year/s;

1.3.9	a reference to a Party includes that Party’s successors-in-title and permitted assigns;

1.3.10	a time of day shall be construed as a reference to Johannesburg time.

1.4	Unless inconsistent with the context, an expression which denotes:

1.4.1	any one gender includes the other genders;

1.4.2	a natural person includes an artificial person and vice versa; and

1.4.3	the singular includes the plural and vice versa.

1.5

The schedules to this Agreement form an integral part hereof and words and expressions defined in this Agreement shall bear, unless the context otherwise requires, the same meaning in such schedules. To the extent that there is any conflict between the schedules to this Agreement and the provisions of this Agreement, the provisions of this Agreement shall prevail.

1.6

Where any term is defined within the context of any particular clause in this Agreement, the term so defined, unless it is clear from the clause in question that the term so defined has limited application to the relevant clause, shall bear the same meaning as ascribed to it for all purposes in terms of this Agreement, notwithstanding that that term has not been defined in this interpretation clause.

1.7

The rule of construction that, in the event of ambiguity, the contract shall be interpreted against the Party responsible for the drafting thereof, shall not apply in the interpretation of this Agreement.

1.8

The expiration or termination of this Agreement shall not affect such of the provisions of this Agreement as expressly provide that they will operate after any such expiration or termination or which of necessity must continue to have effect after such expiration or termination, notwithstanding that the clauses themselves do not expressly provide for this.

1.9

This Agreement shall be binding on and enforceable by the estates, heirs, executors, administrators, trustees, permitted assigns or liquidators of the Parties as fully and effectually as if they had signed this Agreement in the first instance and reference to any Party shall be deemed to include such Party’s estate, heirs, executors, administrators, trustees, permitted assigns or liquidators, as the case may be.

1.10

The use of any expression in this Agreement covering a process available under South African law such as winding-up (without limitation eiusdem generis) shall, if any of the Parties to this Agreement is subject to the law of any other jurisdiction, be construed as including any equivalent or analogous proceedings under the law of such other jurisdiction.

1.11	Where figures are referred to in numerals and in words, if there is any conflict between the two, the words shall prevail.

1.12

The headings to the clauses and schedules of this Agreement are inserted for reference purposes only and shall in no way govern or affect the interpretation of nor modify nor amplify the terms of this Agreement nor any clause or schedule hereof.

2. INTRODUCTION AND APPLICATION OF THIS AGREEMENT

2.1	The Lender has agreed to provide the facilities and subscribe for the Preference Shares set out in Clause 3 (RPM Facilities).

2.2	The Parties have agreed to enter into this Agreement to set out certain common definitions and provisions which are applicable to the RPM Relevant Agreements.

2.3

Each RPM Relevant Agreement will be subject to the terms and conditions of that RPM Relevant Agreement and to the terms and conditions of this Agreement. The terms and conditions of this Agreement shall be incorporated by reference into each respective RPM Relevant Agreement.

2.4	In the event of a conflict between the provisions of this Agreement and any Finance Document, the provisions of the Finance Document shall prevail.

3. THE RPM FACILITIES AND PREFERENCE SHARE SUBSCRIPTIONS

3.1	The facilities and preference share subscriptions

Subject to the terms of this Agreement the Lender agrees to:

3.1.1	grant the Standby Facility to Plateau;

3.1.2	grant the OCSF Facility to Plateau;

3.1.3	subscribe for the RPM Holdco A Preference Shares pursuant to the RPM Holdco A Preference Share Subscription Agreement;

3.1.4	subscribe for the RPM Plateau A Preference Shares pursuant to the RPM Plateau A Preference Share Subscription Agreement;

3.1.5	subscribe for the RPM Pelawan SPV B1 Preference Shares pursuant to the RPM Pelawan SPV B1 Preference Share Subscription Agreement.

3.2	Obligors' Agent

3.2.1	Each Obligor (other than Plateau) that is a party to this Agreement appoints Plateau to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

(a)

Plateau on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions, to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Obligor notwithstanding that they may affect the Obligor, without further reference to or the consent of that Obligor, provided that notwithstanding anything to the contrary contained in this Agreement or any other Finance Document, Plateau is not authorised to act on behalf of any Obligor without first obtaining the further written consent of such Obligor in relation to any matter (including without limitation the giving of notices and instructions and the making of agreements on behalf of such Obligor) which will or might reasonably be expected to increase the liability or obligations (whether actual or contingent) of the Obligor under the Finance Documents or otherwise materially prejudice the position of that Obligor under the Finance Documents; and

(b)	each Finance Party to give any notice, demand or other communication to that Obligor pursuant to the Finance Documents to Plateau,

and in each case the Obligor shall be bound as though the Obligor itself had given the notices and instructions or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

3.2.2

Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Obligors' Agent or given to the Obligors' Agent under any Finance Document on behalf of another Obligor or in connection with any Finance Document (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under any Finance Document) shall be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Obligors' Agent and any other Obligor, those of the Obligors' Agent shall prevail.

4. CONDITIONS OF UTILISATION

4.1	Documentary Conditions

The Lender shall not be obliged to:

4.1.1	subscribe for the RPM Preference Shares; or

4.1.2	make any advance under the Standby Facility or the OCSF Facility,

unless the Lender has notified Plateau that it has received all the documents and evidence listed in Schedule 1 (Conditions) in form and substance satisfactory to the Lender. The Lender must give this notification to Plateau upon being so satisfied. This clause 4.1 is without prejudice to any additional conditions to subscription for the RPM Preference shares and/or utilisation of the Standby Facility or the OCSF Facility set out in the other applicable Finance Documents.

5. UTILISATIONS

The proceeds received by Plateau, Holdco and the Pelawan SPV pursuant to any advance by the Lender under the Standby Facility or the OCSF Facility or the subscription by the Lender of the RPM Preference Shares, shall be utilised in accordance with the terms of and for the purpose set out in the relevant Finance Document and on the terms and conditions set out in this Agreement.

6. ILLEGALITY AND MANDATORY PREPAYMENT

6.1	Illegality

If it becomes unlawful in any applicable jurisdiction for the Lender to perform any of its obligations as contemplated by this Agreement, the Standby Facility Agreement or the OCSF Facility Agreement or to fund, issue or maintain a Loan or any advance made under such facilities:

6.1.1	the Lender shall promptly notify Plateau upon becoming aware of that event;

6.1.2	upon the Lender notifying Plateau, the Loan Commitments which are affected by that illegality will be immediately cancelled; and

6.1.3

Plateau shall repay the Loans which are affected by that illegality on the next Repayment Date occurring after the Lender has notified Plateau or, if earlier, the date specified by the Lender in the notice delivered to Plateau (being no earlier than the last day of any applicable grace period permitted by law).

6.2	Mandatory Prepayments

6.2.1	Upon the occurrence of:

	(a)	a Change of Control; or

	(b)	the sale of all or substantially all of the assets of any member of the Anooraq Group (other than a Project Company) whether in a single transaction or a series of related transactions,

then (i) Plateau shall promptly notify the Lender upon becoming aware of that event, and (ii) the Lender may (whether or not Plateau has complied with (i)) cancel the Standby Facility and/or the OCSF Facility and declare the Loans, together with accrued interest and all other amounts accrued under the Standby Facility and/or the OCSF Facility immediately due and payable, whereupon such facilities will be cancelled and all such outstanding amounts will become immediately due and payable, subject to and in accordance with the Borrower Cash Waterfall and the other provisions of the Global Intercreditor Agreement.

6.2.2

The provisions of this clause 6.2 are without prejudice to any rights the Lender may be entitled to exercise in relation to the RPM Preference Shares in accordance with the applicable Finance Documents upon the occurrence of the events referred to in (a) and/or (b) above.

6.3	Opco Funding Loan

Upon the occurrence of any prepayment of the Opco Funding Loan (including pursuant to a Permitted Disposal of the assets of a Project Company and the shares in a Project Company contemplated by paragraph 1.1.105(e) of the definition of Permitted Disposal), Plateau shall:

6.3.1	promptly notify the Lender upon becoming aware of that event;

6.3.2

procure that the proceeds of prepayment of the Opco Funding Loan are utilised towards proportionately prepaying the loans to RPM and Plateau under the RPM Funding Loan Agreement and the Plateau Funding Loan Agreement; and

6.3.3	utilise the proceeds received by it under the Plateau Funding Loan Agreement to:

(a) firstly make a prepayment of the loans advanced under the Senior Facility Agreement; and

(b) secondly, use any remaining proceeds to repay the loans advanced under the Standby Facility and the OCSF Facility and to redeem the RPM Plateau A Preference Shares,

in accordance with the provisions of the Global Intercreditor Agreement and in particular, the Borrower Cash Waterfall.

6.4	Mandatory Refinancing

6.4.1	Plateau shall be obliged to undertake the Mandatory Debt Refinance at any time during the period:

(a)

commencing on the earlier of (a) the period commencing on the third anniversary of the Closing Date and (b) the date upon which Opco has achieved the Phase 1 steady state production of 160Ktpm as per the Base Case Model in the form as at the Signature Date; and

(b) ending on the date falling 12 months before the Interim Repayment Date.

6.4.2	The proceeds of the Mandatory Debt Refinance shall be applied towards the settlement of the Standby Facility and the OCSF Facility and to redeem RPM

Plateau A Preference Shares in accordance with the provisions of the Global Intercreditor Agreement and in particular, the Borrower Cash Waterfall.

7. CHANGES TO THE CALCULATION OF INTEREST

7.1	Market disruption

7.1.1

If a Market Disruption Event occurs then the rate of interest applicable to the Standby Facility shall for the duration of the continuance of the Market Disruption Event be the percentage rate per annum notified to Plateau by the Lender to be an equivalent rate.

7.1.2	In this Agreement “Market Disruption Event” shall mean Standard Bank does not publically quote its prime lending rate.

7.2	Alternative basis of interest or funding

7.2.1

If a Market Disruption Event occurs and the Lender or Plateau so requires, the Lender and Plateau shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

7.2.2	Any alternative basis agreed pursuant to paragraph 7.2.1 above shall be binding on all Parties.

8. TAX GROSS UP AND INDEMNITIES

8.1	Definitions

8.1.1	In this Agreement:

(a) “Tax Credit” means a credit against, relief or remission for, or repayment of, any Tax.

(b) “Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document (but excluding the payments made in respect of RPM Preference Shares, the relevant provisions relating to deductions and withholdings for or on account of Tax from a payment in respect of the RPM Preference Shares being set out in the respective subscription agreements pursuant to which such shares were issued to RPM);

(c) “Tax Payment” means either the increase in a payment made by an Obligor to a Finance Party under Clause 8.2 (Tax gross-up) or a payment under Clause 8.3 (Tax indemnity).

8.1.2	Unless a contrary indication appears, in this Clause 8 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

8.2	Tax gross-up

8.2.1	Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

8.2.2	Plateau shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax

Deduction) notify the Lender accordingly. Similarly, the Lender shall notify Plateau on becoming so aware in respect of a payment payable to it.

8.2.3

If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

8.2.4

If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

8.2.5

Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Finance Party evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

8.2.6

The Finance Party and the Obligor which makes the payment to which that Finance Party is entitled shall co-operate in completing any procedural formalities (including, without limitation, the delivery of any necessary forms and certificates required by applicable law) necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction or to make that payment with a lesser Tax Deduction.

8.3	Tax indemnity

8.3.1

Plateau shall (within three Business Days of demand by a Finance Party) pay to that Finance Party an amount equal to the loss, liability or cost which that Finance Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Finance Party in respect of a Finance Document.

8.3.2	Paragraph 8.3.1 above shall not apply with respect to any Tax assessed on a Finance Party:

(a)

under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(b)	under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party;

(c)	to the extent a loss, liability or cost is compensated for by an increased payment under clause 8.2 (Tax gross-up); or

(d)	to the extent a loss, liability or cost arises as a result of a failure by a Finance Party to comply with its filing obligations in relation to a Tax.

8.3.3	A Finance Party making, or intending to make a claim under paragraph 8.3.1 above shall promptly notify Plateau of the event which will give, or has given, rise to the claim.

8.4	Tax Credit

If an Obligor makes a Tax Payment and the Relevant Finance Party determines that:

8.4.1	a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part or to that Tax Payment; and

8.4.2	that Finance Party has obtained, utilised and retained that Tax Credit,

the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor. The Finance Party shall, on making such payment to the Obligor, notify the Finance Party that it has made such payment and of the amount of such payment.

8.5	Stamp taxes

Plateau shall pay and, within three Business Days of demand, indemnify the each Finance Party against any cost, loss or liability (properly evidenced) that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

8.6	Value added taxes

8.6.1

Any amount payable under a Finance Document by an Obligor is exclusive of any value added tax or any other Tax of a similar nature which might be chargeable in connection with a supply made in respect of that amount. If any such Tax is chargeable on any supply made by a Finance Party to an Obligor under a Finance Document, the Obligor must, upon presentation of a valid invoice, pay to the Finance Party (in addition to and at the same time as paying the relevant amount) an amount equal to the amount of that Tax.

8.6.2

Where a Finance Document requires an Obligor to reimburse a Finance Party for any costs or expenses, the Obligor must also at the same time pay and indemnify the Finance Party against all value added tax or any other Tax of a similar nature incurred by the Finance Party in respect of those costs or expenses, but only to the extent that the Finance Party is not entitled to a credit or repayment from the relevant tax authority in respect of the Tax.

9. INCREASED COSTS

9.1	Increased costs

9.1.1

Subject to Clause 9.3 (Exceptions) Plateau shall, within three Business Days of a demand by the Lender, pay for the account of a Lender the amount of any Increased Costs incurred by the Lender or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement.

9.1.2	In this Agreement “Increased Costs” means:

(a)	a reduction in the rate of return from the Standby Facility or the OCSF Facility or on the Lender's (or its Affiliate's) overall capital;

(b)	an additional or increased cost; or

(c)

a reduction of any amount due and payable under any Finance Document (but excluding the payments made in respect of the RPM Preference Shares, the relevant provisions relating to increased costs in respect of the RPM Preference Shares being set out in the respective subscription agreements pursuant to which such shares were issued to RPM), which is incurred or suffered by the Lender or any of its Affiliates to the extent that it is attributable to the Lender having entered into its Loan Commitment or funding or performing its obligations under any such Finance Document.

9.2	Increased cost claims

9.2.1	If the Lender intends to make a claim pursuant to Clause 24.1 it shall notify Plateau of the event giving rise to the claim.

9.2.2	The Lender shall, as soon as practicable after a demand by Plateau, provide a certificate confirming the amount of its Increased Costs and the basis for its claim of Increased Costs.

9.3	Exceptions

9.3.1	Clause 9.1 (Increased costs) does not apply to the extent any Increased Cost is:

(a)	attributable to a Tax Deduction required by law to be made by Plateau;

(b)

compensated for by Clause 8.3 (Tax indemnity) (or would have been compensated for under Clause 8.3 (Tax indemnity) but was not so compensated solely because one of the exclusions in paragraph 8.3.2 of Clause 8.3 (Tax indemnity) applied); or

(c)	attributable to the wilful breach of or non compliance with, any law or regulation by the Lender or its Affiliates.

9.3.2	In this Clause 9.3 reference to a “Tax Deduction” has the same meaning given to the term in Clause 8.1 (Definitions)

9.4	Currency indemnity

9.4.1

If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

	(a)	making or filing a claim or proof against that Obligor; or

	(b)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, within three Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost reasonably incurred, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

9.4.2	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

9.5	Other indemnities

9.5.1	Plateau shall within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability incurred by it as a result of:

	(a)	the occurrence of any Event of Default;

	(b)	a failure by an Obligor to pay any amount due under a Finance Document on its due date,

(c)

funding, or making arrangements to fund, a Loan requested by Plateau but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

	(d)	investigating any event which it reasonably believes is a Default;

	(e)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

9.6	Indemnity to the Security Agent, the Opco Security SPV and the Plateau Security SPV

9.6.1

Each Obligor shall promptly indemnify the Security Agent, the Plateau Security SPV, the Opco Security SPV and every Delegate against any cost, loss or liability incurred by any of them (save if due to the gross negligence or wilful acts or omissions of the Security Agent, the Opco Security SPV, the Plateau Security SPV or a Delegate) as a result of:

	(a)	the taking, holding, protection or enforcement of the Transaction Security,

	(b)	the exercise of any of the rights, powers, discretions and remedies vested in the Security Agent, the Plateau Security SPV and each Delegate by the Finance Documents or by law; and

	(c)	any default by any Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents.

9.6.2

The Security Agent, the Opco Security SPV and/or the Plateau Security SPV may, in priority to any payment to the Secured Parties, indemnify itself out of the Secured Assets in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Clause 9.6 and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all monies payable to it.

10. GUARANTEE AND INDEMNITY

10.1	Guarantee and indemnity

The Guarantor irrevocably and unconditionally jointly and severally:

10.1.1

guarantees to each Finance Party punctual performance by each other Obligor of all that Obligor's obligations under the Finance Documents (other obligations in relation to the B Preference Share Documents);

10.1.2

undertakes with each Finance Party that whenever another Obligor does not pay any amount when due under or in connection with any Finance Document (other obligations in relation to the B Preference Share Documents), the Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

10.1.3

indemnifies each Finance Party immediately on demand against any cost, loss or liability suffered by that Finance Party if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal. The amount of the cost, loss or liability shall be equal to the amount which that Finance Party would otherwise have been entitled to recover.

10.2	Continuing Guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents (other than in relation to the B Preference Share Documents), regardless of any intermediate payment or discharge in whole or in part.

10.3	Reinstatement

If any payment by an Obligor or any discharge given by a Finance Party (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

10.3.1	the liability of each Obligor shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

10.3.2	each Finance Party shall be entitled to recover the value or amount of that security or payment from each Obligor, as if the payment, discharge, avoidance or reduction had not occurred.

10.4	Waiver of defences

The obligations of the Guarantor under this Clause 10 will not be affected by an act, omission, matter or thing which, but for this Clause 10, would reduce, release or prejudice any of its obligations under this Clause 10 (without limitation and whether or not known to it or any Finance Party) including:

10.4.1	any time, waiver or consent granted to, or composition with, any Obligor or other person;

10.4.2	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

10.4.3	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non- observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

10.4.4	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

10.4.5

any amendment, novation, supplement, extension (whether of maturity or otherwise) or restatement (in each case, however fundamental and of whatsoever nature) or replacement of a Finance Document or any other document or security;

10.4.6	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

10.4.7	any insolvency or similar proceedings.

10.5	Guarantor Intent

Without prejudice to the generality of Clause 10.4 (Waiver of Defences), the Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following: acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

10.6	Immediate recourse

The Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Guarantor under this Clause 10. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

10.7	Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may without affecting the liability of the Guarantor under this Clause 10:

10.7.1

refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Guarantor shall not be entitled to the benefit of the same; and

10.7.2	hold in an interest-bearing suspense account any moneys received from the Guarantor or on account of the Guarantor's liability under this Clause 10.

10.8	Deferral of Guarantors' rights

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Lender otherwise directs, the Guarantor will not exercise any rights which it may have by reason of payment by it of any amounts owing under the Finance Documents:

10.8.1	to be indemnified by an Obligor;

10.8.2	to claim any contribution from any other guarantor of any Obligor's obligations under the Finance Documents; and/or

10.8.3

to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party.

If the Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Lender or as the Lender may direct for application in accordance with the Global Intercreditor Agreement.

10.9	Release of Guarantors' right of contribution

If the Guarantor (a “Retiring Guarantor”) ceases to be Guarantor in accordance with the terms of the Finance Documents for the purpose of any sale or other disposal of that Retiring Guarantor then on the date such Retiring Guarantor ceases to be a Guarantor:

10.9.1

that Retiring Guarantor is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and

10.9.2

each other Guarantor waives any rights it may have by reason of the payment by it of any amounts owing under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under any Finance Document or of any other security taken pursuant to, or in connection with, any Finance Document where such rights or security are granted by or in relation to the assets of the Retiring Guarantor.

10.10	Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

10.11	Guarantee Limitations

10.11.1

This guarantee does not apply to any liability to the extent that it would result in this guarantee constituting unlawful financial assistance within the meaning of Section 38 of the Companies Act, 1973 of South Africa or any equivalent and applicable provisions under the laws of the jurisdiction of incorporation of the relevant Guarantor.

10.11.2

The maximum amount recoverable by the Finance Parties from the Original Guarantor under this guarantee shall be limited to the amount of proceeds arising on the enforcement of the Transaction Security given by the Guarantor.

11. REPRESENTATIONS

11.1	General

11.1.1

Save as otherwise expressly provided in this Agreement in relation to any particular representation and warranty, each Obligor makes the representations and warranties set out in this Clause 11 to each Finance Party and where applicable in relation to any representation and warranty, subject to the disclosures contained in the Disclosure Schedule.

11.1.2

The Finance Parties have entered into the Finance Documents on the strength of and relying on the representations and warranties set out in this Clause 11, each of which is a separate representation and warranty, given without prejudice to any other representation or warranty and is deemed to be a material representation or warranty (as applicable) inducing the Finance Parties to enter into the Finance Documents.

11.2	Status

11.2.1	Save in respect of the Pelawan Trust, it and each of its Subsidiaries is a limited liability corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

11.2.2	The Pelawan Trust is trust validly existing and duly registered under the laws of South Africa.

11.2.3

It and each of its Subsidiaries has the power and all Authorisations under the laws of all applicable jurisdictions to own its assets and carry on its business as it is being conducted save to the extent a failure to have any such Authorisation is not reasonably likely to have a Material Adverse Effect.

11.3	Binding obligations

Subject to the Legal Reservations:

11.3.1

the obligations expressed to be assumed by it and each member of the Plateau Group in each Transaction Document to which it and each member of the Plateau Group is a party are legal, valid, binding and enforceable obligations; and

11.3.2

(without limiting the generality of paragraph 11.3.1 above), each Transaction Security Document to which it and each member of the Plateau Group has entered into creates (subject to registration of the Transaction Security Documents where necessary) the security interests which that Transaction Security Document purports to create and those security interests are valid and effective.

11.4	Non-conflict with other obligations

The entry into and performance by it and each member of the Plateau Group of, and the transactions contemplated by, the Transaction Documents and the granting of the Transaction Security do not and will not conflict with:

11.4.1	any law or regulation applicable to it or each member of the Plateau Group;

11.4.2	the constitutional documents of it or any member of the Plateau Group; or

11.4.3

any agreement or instrument binding upon it or any member of the Plateau Group or any of its or any member of the Plateau Group's material assets (“material assets” in this clause being assets which individually or collectively constitute material assets) or constitute a default or termination event (however described) under any such agreement or instrument binding on it.

11.5	Power and authority

11.5.1

It and each member of the Plateau Group has the power to enter into, perform and deliver, and has taken all necessary action to authorise its and each member of the Plateau Group’s entry into, performance and delivery of, the Transaction Documents to which it and each member of the Plateau Group is or will be a party and the transactions contemplated by those Transaction Documents.

11.5.2

No limit on its or any member of the Plateau Group's powers will be exceeded as a result of the borrowing, grant of security or giving of guarantees or indemnities contemplated by the Transaction Documents to which it or a member of the Plateau Group is a party.

11.6	Validity and admissibility in evidence

11.6.1	All Authorisations required:

	(a)	to enable it and each member of the Plateau Group lawfully to enter into, exercise its rights and comply with its obligations in the Transaction Documents to which it is a party; and

	(b)	to make the Transaction Documents to which it and each member of the Plateau Group is a party admissible in evidence in its Relevant Jurisdictions,

have been obtained or effected and are in full force and effect.

11.6.2

All Authorisations necessary for the conduct of the business, trade and ordinary activities of members of the Pelawan Group have been obtained or effected and are in full force and effect, save to the extent a failure to obtain or maintain any such Authorisation is not reasonably likely to have a Material Adverse Effect.

11.6.3

Without limiting any other representation or warranty in this Agreement, no Authorisation, registration or declaration of, or filing with, any governmental authority or other person including applicable securities law authorities or stock exchanges is required by the Parent in connection with the execution and delivery by it of the Plateau Forward Sale Agreement or the observance and performance by it of its obligations under any Finance Document including the issuance of the Anooraq 2 Consideration Shares and the

Anooraq 3 Consideration Shares other than the filing of a report on or before the 10th day after the distribution of such shares in accordance with BC Instrument 72-503 – Distribution of Securities Outside British Columbia;

11.7	Governing law and enforcement

11.7.1

Subject to the Legal Reservations, the choice of governing law of the Finance Documents will be recognised and enforced in relation to each Obligor and each member of the Plateau Group in its Relevant Jurisdictions.

11.7.2

Any judgment obtained in relation to a Finance Document in the jurisdiction of the governing law of that Finance Document will, subject to compliance with any procedural requirements or Legal Reservations, be recognised and enforced in relation to each Obligor and each member of the Plateau Group in its Relevant Jurisdictions.

11.8	Insolvency

No:

11.8.1	corporate action, legal proceeding or other procedure or step described in 14.7.1 (Insolvency proceedings); or

11.8.2	creditors' process described in Clause 14.8 (Creditors' process),

has been taken or, to the knowledge of any Obligor, threatened in relation to any Obligor or a member of the Plateau Group; and none of the circumstances described in Clause 14.6 (Insolvency) applies to any Obligor or a member of the Plateau Group.

11.9	No filing or stamp taxes

Under the laws of its and each member of the Plateau Group’s Relevant Jurisdiction it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents except:

11.9.1

registration of the Opco Security Documents referred to in paragraphs 2 to 4 of Part 1 of Schedule 2 (Transaction Security Document) at the applicable Deeds Registries in South Africa under the Deeds Registries Act, 1946 of South Africa or at the Mineral and Petroleum Titles and Registration Office (as applicable) and payment of associated fees;

11.9.2	as expressly provided for in the Legal Reservations expressed in the Cayman Islands or Canadian legal opinions referred to in Schedule 1; and

11.9.3

filing of certain redacted Finance Documents (the redacted form to be approved by the Lender) in accordance with the requirements of the TSX Venture Exchange, which filing the Parent and Plateau undertake to make within the relevant prescribed time period and in accordance with the prescribed requirements for such filing, which registrations, filings, taxes and fees will be made and paid promptly after the date of the relevant Finance Document.

11.10	Deduction of Tax

Neither it nor any member of the Plateau Group is required to make any deduction for or on account of Tax from any payment it may make under any Finance Document except in relation to the Guarantor, N1C Resources or the Parent only, as expressly provided for in the Legal Reservations expressed in any Cayman Islands or Canadian Legal Opinion.

11.11	No default

11.11.1

No Event of Default and, on the date of this Agreement and the Closing Date, no Default is continuing or is reasonably likely to result from the making of any Loan or the entry into, the performance of, or any transaction contemplated by, any Transaction Document.

11.11.2

No other event or circumstance is outstanding which constitutes (or, with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing, would constitute) a default or termination event (however described) under any other agreement or instrument which is binding on it or any member of the Plateau Group or to which its (or any member of the Plateau Group’s) assets are subject which has or is reasonably likely to have a Material Adverse Effect.

11.12	No misleading information

Save as disclosed to the Lender prior to the date of this Agreement:

11.12.1

all material information provided to the Lender by or on behalf of the Parent or Plateau in connection with the Acquisition and/or the Pelawan Group on or before the date of this Agreement and not superseded before that date is accurate and not misleading in any material respect and all projections provided to the Lender on or before the date of this Agreement have been prepared in good faith on the basis of assumptions which were reasonable at the time at which they were prepared and supplied; and

11.12.2

all other information provided by any member of the Pelawan Group (including its advisers) to the Lender was true, complete and accurate in all material respects as at the date it was provided and is not misleading in any respect.

11.13	Original Financial Statements

11.13.1	The Original Financial Statements were prepared in accordance with the Accounting Principles consistently applied.

11.13.2

The audited Original Financial Statements give a true and fair view of the financial condition and results of operations of the Anooraq Group, the Plateau Group, or the Holdco Group as the case may be, during the relevant financial year.

11.13.3

There has been no material adverse change in the assets, business or financial condition of any member of the Anooraq Group, the Plateau Group or the Holdco Group) since the date of the Original Financial Statements.

11.13.4	The Original Financial Statements of Plateau do not consolidate the results, assets or liabilities of any person or business which does not form part of the Plateau Group.

11.13.5

Its and each member of the Plateau Group’s most recent Annual Financial Statements, Semi-Annual Financial Statements and Quarterly Management Accounts delivered pursuant to Clause 12.1 (Financial Statements):

	(a)	have been prepared in accordance with the Accounting Principles as applied to the Original Financial Statements; and

(b)

give a true and fair view of (if audited) or fairly present (if unaudited) its consolidated financial condition as at the end of, and consolidated results of operations for, the period to which they relate.

11.13.6

The budgets and forecasts supplied under this Agreement were arrived at after careful consideration and have been prepared in good faith on the basis of recent historical information and on the basis of assumptions which were reasonable as at the date they were prepared and supplied.

11.13.7

Since the date of the most recent financial statements delivered pursuant to Clause 12.1 (Financial Statements) there has been no material adverse change in the business, assets or financial condition of any Obligor or any member of the Plateau Group.

11.14	No proceedings pending or threatened

No litigation, arbitration or administrative proceedings or investigations of, or before, any court, arbitral body or agency which, if adversely determined, are reasonably likely to have a Material Adverse Effect have (to the best of its knowledge and belief (having made due and careful enquiry)) been started or threatened against it or any member of the Pelawan Group.

11.15	No breach of laws

11.15.1	It has not (and no member of the Plateau Group has) breached any law (including any Mining Law) or regulation which breach has or is reasonably likely to have a Material Adverse Effect.

11.15.2

No labour disputes are current or, to the best of its knowledge and belief (having made due and careful enquiry), threatened against it or any member of the Pelawan Group which have or are reasonably likely to have a Material Adverse Effect.

11.16	Taxation

11.16.1

It is not (and no member of the Plateau Group is) materially overdue in the filing of any Tax returns and it is not (and no member of the Plateau Group is) overdue in the payment of any amount in respect of Tax of ZAR5,000,000 (Indexed) (or its equivalent in any other currency) or more.

11.16.2

No claims or investigations are being, or are reasonably likely to be, made or conducted against it (or any member of the Plateau Group) with respect to Taxes such that a liability of, or claim against, it or any member of the Plateau Group of ZAR5,000,000 (Indexed) (or its equivalent in any other currency) or more is reasonably likely to arise.

11.16.3	It (and each member of the Plateau Group) is resident for Tax purposes only in the jurisdiction of its incorporation.

11.17	Security and Financial Indebtedness

11.17.1

No Security or Quasi-Security exists over all or any of its present or future assets or all or any of the present or future assets of any member of the Plateau Group other than as permitted by this Agreement.

11.17.2	No member of the Plateau Group has any Financial Indebtedness outstanding other than as permitted by this Agreement.

11.18	Ranking

The Transaction Security has or will have the ranking in priority which it is expressed to have in the Transaction Security Documents and it is not subject to any prior ranking or pari passu ranking Security.

11.19	Good title to assets

It and each member of the Plateau Group has a good and valid title to, or valid leases or licences of, and all appropriate Authorisations to use, the assets necessary to carry on its business as presently conducted.

11.20	Legal and beneficial ownership

11.20.1	It and each member of the Plateau Group is the sole legal and beneficial owner of the respective assets over which it purports to grant Security.

11.20.2

Pelawan Trust is entitled and able to transfer registered and beneficial ownership in and to the Anooraq Security Shares to Pelawan SPV in accordance with the terms and conditions of the Pelawan Share for Share Agreement and the Pelawan Trust Deed.

11.21	Shares

The shares of any member of the Pelawan Group which are subject to the Transaction Security are fully paid and save as expressly provided for in the Transaction Documents, not subject to any option to purchase or similar rights (other than such rights applicable to the RPM Pelawan B Preference Shares as specifically set out in the Finance Documents). The Constitutional Documents of companies whose shares are subject to the Transaction Security do not and could not restrict or inhibit any transfer of those shares on creation or enforcement of the Transaction Security. Save as provided for in the Transaction Documents, there are no agreements in force which provide for the issue or allotment of, or grant any person the right to call for the issue or allotment of, any share or loan capital of any member of the Pelawan Group (including any option or right of pre-emption or conversion).

11.22	Intellectual Property

It and each member of the Plateau Group:

11.22.1

is the sole legal and beneficial owner of or has licensed to it on normal commercial terms all the Intellectual Property which is material in the context of its business and which is reasonably required by it in order to carry on its business as it is being conducted;

11.22.2	to the best of its knowledge and belief, after due and careful enquiry, does not, in carrying on its respective businesses, infringe any Intellectual Property of any third party in any respect which has or is reasonably likely to have a Material Adverse Effect; and

11.22.3	has taken all formal or procedural actions (including payment of fees) required to maintain any material Intellectual Property owned by it.

11.23	Accounting reference date

The financial year end of each member of the Pelawan Group is 31 December in each year.

11.24	No adverse consequences

11.24.1	It is not necessary under the laws of its or any member of the Plateau Group’s Relevant Jurisdictions:

	(a)	in order to enable any Finance Party to enforce its rights under any Finance Document; or

	(b)	by reason of the execution of any Finance Document or the performance by it of its obligations under any Finance Document,

that any Finance Party should be licensed, qualified or otherwise entitled to carry on business in any of such Relevant Jurisdictions.

11.24.2

No Finance Party is or will be deemed to be resident, domiciled or carrying on business in any Relevant Jurisdiction by reason only of the execution, performance and/or enforcement of any Finance Document

11.25	Immunity

11.25.1

The entry into by it and each member of the Anooraq Group of each Finance Document to which it is a party constitutes, and the exercise by it and each member of the Anooraq Group of its respective rights and performance of its respective obligations under each Finance Document will constitute, private and commercial acts performed for private and commercial purposes.

11.25.2

It and each member of the Anooraq Group will not be entitled to claim immunity from suit, execution, attachment or other legal process in any proceedings taken in any Relevant Jurisdiction in relation to any Finance Document.

11.26	Issued share capital

The issued share capital of the Pelawan SPV, the Parent and Plateau will be as set out in the group structure diagram referred to in Schedule 1 in the agreed form to be delivered to the Lender on or before the Closing Date.

11.27	Times when representations made

11.27.1	All the representations and warranties in this Clause 11 are made by each applicable Obligor on the date of this Agreement and on the Closing Date.

11.27.2

The Repeating Representations are deemed to be made by each applicable Obligor on the date of each Notice of Drawdown (as defined in the Standby Facility Agreement and the OCSF Facility Agreement), on each date an advance is made under the Standby Facility or the OCSF Facility and on each Repayment Date (except that those contained in paragraphs 11.13.1 -

11.13.4 of Clause 11.13 (Original Financial Statements) will cease to be so made once subsequent financial statements have been delivered under this Agreement).

11.27.3

Each representation or warranty deemed to be made after the date of this Agreement shall be deemed to be made by reference to the facts and circumstances existing at the date the representation or warranty is deemed to be made.

12.	INFORMATION UNDERTAKINGS

The undertakings in this Clause 12 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

12.1	***

12.1.1	***

12.1.2	***

12.1.3	***

12.1.4	***

12.1.5	***

12.2	***

12.2.1	***

12.2.2	***

12.2.3	***

12.3	***

12.4	***

12.4.1	***

12.4.2	***

12.4.3	***

12.4.4	***

12.4.5	***

12.4.6	***

12.4.7	***

12.5	Notification of default

12.5.1

Each Obligor shall notify the Lender of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

12.5.2

Promptly upon a request by the Lender, Plateau shall supply to the Lender a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

13. GENERAL UNDERTAKINGS

The undertakings in this Clause 13 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

13.1	Authorisations

Each Obligor shall (and shall ensure that each member of the Plateau Group will) promptly:

13.1.1	obtain, comply with and do all that is necessary to maintain in full force and effect; and

13.1.2	supply certified copies to the Lender of,

any Authorisation required under any law or regulation of a Relevant Jurisdiction to:

	(a)	enable it and each member of the Plateau Group to perform its respective obligations under the Transaction Documents;

	(b)	ensure the legality, validity, enforceability or admissibility in evidence of each Transaction Document; and

	(c)	enable it and each member of the Plateau Group to carry on its respective business where failure to do so has or is reasonably likely to have a Material Adverse Effect.

13.2	Environmental compliance

13.2.1	Each Obligor (other than the Parent) shall (and the Parent and Plateau shall ensure that Opco and each Project Company will):

	(a)	comply with all Environmental Law;

	(b)	obtain, maintain and ensure compliance with all requisite Environmental Permits;

	(c)	implement procedures to monitor compliance with and to prevent liability under any Environmental Law,

where failure to do so has or is reasonably likely to have a Material Adverse Effect.

13.2.2

Each Obligor (other than the Parent) shall (and the Parent and Plateau shall ensure that Opco and each Project Company will) conduct its business in a manner which substantially complies, and enables each Finance Party and its Affiliates to comply, with the Equator Principles, to the extent applicable. Each Obligor shall provide the Lender with all documentation reasonably requested by the Lender to confirm such compliance.

13.2.3

Opco and each Project Company shall (and the Parent and Plateau shall ensure that Opco and each Project Company will) comply in all material respects with all recommended actions set out in the Environmental Report relating to compliance with the Equator Principles, including, but not limited to the various “LPM Management Commitments” set out in the Environmental Report and summarised in the table with headings “Principle 1: Review and Categorisation” to “Principal 9: Independent Monitoring and Reporting” of the Environmental Report.

13.2.4	Plateau shall:

(a)

appoint an independent expert (the identity of which is approved by the Lender) to conduct an annual review of the compliance and implementation by Opco and each Project Company of the various recommendations set out in the Environmental Report, the first such annual review to be completed by no later than 30 June 2010 and thereafter each succeeding annual review to be completed by the anniversary of the preceding annual review completion; and

(b) provide a copy of each annual review to the Lender.

13.3	Environmental claims

Each Obligor shall (through Plateau), promptly upon becoming aware of the same, inform the Lender in writing of:

13.3.1	any Environmental Claim against any member of the Plateau Group which is current, pending or threatened; and

13.3.2	any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against any member of the Plateau Group,

where the claim, if determined against that member of the Plateau Group, has or is reasonably likely to have a Material Adverse Effect.

13.4	Compliance with laws

Each Obligor shall (and the Parent and Plateau shall ensure that each member of the Plateau Group will) comply in all respects with all laws to which it may be subject, if failure so to comply has or is reasonably likely to have a Material Adverse Effect.

13.5	Taxation

13.5.1	Each Obligor shall (and the Parent and Plateau shall ensure that each member of the Plateau Group will) pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

(a)	such payment is being contested in good faith;

(b)

adequate reserves are being maintained for those Taxes and the costs required to contest them which have been disclosed in its latest financial statements delivered to the Lender under Clause 12.1 (Financial statements); and

(c)	such payment can be lawfully withheld and failure to pay those Taxes does not have or is not reasonably likely to have a Material Adverse Effect.

13.5.2

No member of the Anooraq Group or the Plateau Group may change its residence for Tax purposes, provided that the Parent may change its residence for Tax purposes if the Lender has confirmed that it is satisfied that the change to the Parent’s residence for Tax purposes will not result in any negative tax consequences (including the imposing of any withholding tax on any member of the Plateau Group).

13.6	Merger

No Obligor shall (and the Parent and Plateau shall ensure that no other member of the Plateau Group will) enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction other than a Permitted Transaction.

13.7	Change of business

The Parent and Plateau shall procure that no substantial change is made to the general nature of the business of the Parent, the Obligors or the Plateau Group taken as a whole from that carried on by such entity at the Closing Date.

13.8	Acquisitions

13.8.1	Except as permitted under paragraph 13.8.2 below, no Obligor (other than the Parent) shall (and the Parent and Plateau shall ensure that no other member of the Plateau Group will):

(a) acquire a company or any shares or securities or a business or undertaking (or, in each case, any interest in any of them); or

(b) incorporate a company.

13.8.2

Paragraph 13.8.1 above does not apply to an acquisition of a company, of shares, securities or a business or undertaking (or, in each case, any interest in any of them) or the incorporation of a company which is:

(a) a Permitted Acquisition; or

(b) a Permitted Transaction.

13.9	Joint ventures

No Obligor (other than the Parent) shall (and the Parent and Plateau shall ensure that no member of the Plateau Group will), except with the prior written consent of the Lender:

13.9.1	enter into, invest in or acquire (or agree to acquire) any shares, stocks, securities or other interest in any Joint Venture; or

13.9.2

transfer any assets or lend to or guarantee or give an indemnity for or give Security for the obligations of a Joint Venture or maintain the solvency of or provide working capital to any Joint Venture (or agree to do any of the foregoing).

13.10	Holding Companies

N1C Resources, N2C Resources and Plateau shall not trade, carry on any business, own any assets or incur any liabilities except for:

13.10.1	the provision of administrative services (excluding treasury services) to other members of the Anooraq Group of a type customarily provided by a Holding Company to its Subsidiaries;

13.10.2

ownership of shares in its Subsidiaries, intra-Group debit balances, intra- Group credit balances and other credit balances in bank accounts, Cash and Cash Equivalent Investments but only if those shares (other than share in Excluded Subsidiaries), credit balances, Cash and Cash Equivalent Investments are subject to the Transaction Security (in form and substance satisfactory to the Lender);

13.10.3	any liabilities under the Transaction Documents to which it is a party and professional fees and administration costs in the ordinary course of business as a holding company.

13.11	Mining Licenses and New Order Rights

Each Obligor shall ensure that, subject to clause 13.28 (Conditions Subsequent):

13.11.1

each member of the Plateau Group, other than the Project Companies, has been granted all Mining Licences and New Order Rights required by it for the lawful conduct of its business and which are material for the conduct of its business;

13.11.2

the Mining Licences and New Order Rights which are material to the conduct of any member of the Plateau Group’s business, other than that of the Project Companies, are in full force and effect and that each member of the Plateau Group, to the extent applicable to it, is in compliance in all material respects with all provisions thereof; and

13.11.3

all relevant steps are taken to ensure that each Project Company applies for and obtains all Mining Licenses and New Order Rights required by it for the lawful conduct of its business and which are material for the conduct of its business and that once such Mining Licenses and New Order Rights are obtained, to the extent applicable to it, it is in compliance in all material respects with all provisions thereof.

13.12	Preservation of assets

Each Obligor (other than the Parent) shall (and the Parent and Plateau shall ensure that each member of the Plateau Group will) maintain in good working order and condition (ordinary wear and tear excepted) all of its assets necessary in the conduct of its business.

13.13	Pari passu ranking

Each Obligor shall ensure that at all times any unsecured and unsubordinated claims of a Finance Party against it or any member of the Plateau Group under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

13.14	Negative pledge

In this Clause 13.14, “Quasi-Security” means a transaction described in paragraph 13.14.2 below.

Except as permitted under paragraph 13.14.3 below:

13.14.1	No Obligor shall (and the Parent and Plateau shall ensure that no other member of the Plateau Group will) create or permit to subsist any Security over any of its assets.

13.14.2	No Obligor shall (and the Parent and Plateau shall ensure that no other member of the Plateau Group will):

(a)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor or any other member of the Plateau Group;

(b)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(c)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(d)	enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

13.14.3	Paragraphs 13.14.1 and 13.14.2 above do not apply to any Security or (as the case may be) Quasi-Security, which is:

	(a)	Permitted Security;

	(b)	a Permitted Transaction; or

	(c)	granted by the Parent to any person, provided such Security or Quasi Security is not given over the shares held by the Parent in N1C Resources or the loan claims of the Parent against N1C Resources.

13.15	Disposals

13.15.1

Except as permitted under paragraph 13.15.2 below, no Obligor shall (and the Parent and Plateau shall ensure that no member of the Plateau Group will) enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.

13.15.2	Paragraph 13.15.1 above does not apply to any sale, lease, transfer or other disposal which is:

	(a)	a Permitted Disposal;

	(b)	a Permitted Transaction; or

	(c)	made by the Parent, provided it is not a disposal of the shares held by the Parent in N1C Resources or the loan claims of the Parent against N1C Resources.

13.16	Arm's length basis

13.16.1

Except as permitted by paragraph 13.16.2 below, no Obligor (other than the Parent) shall (and the Parent and Plateau shall ensure no member of the Plateau Group will) enter into any transaction with any person except on arm's length terms and for fair market value.

13.16.2	The following transactions shall not be a breach of this Clause 13.16:

	(a)	intra-Group loans permitted under Clause 13.17 (Loans or credit);

	(b)	fees, costs and expenses payable under the Transaction Documents in the amounts set out in the Transaction Documents or agreed by the Lender;

	(c)	any Permitted Transactions.

13.17	Loans or credit

13.17.1

Except as permitted under paragraph 13.17.2 below, no Obligor (other than the Parent) shall (and the Parent and Plateau shall ensure that no member of the Plateau Group will) be a creditor in respect of any Financial Indebtedness.

13.17.2	Paragraph 13.17.1 above does not apply to:

	(a)	a Permitted Loan; or

	(b)	a Permitted Transaction.

13.18	No Guarantees or indemnities

13.18.1

Except as permitted under paragraph 13.18.2 below, no Obligor (other than the Parent) shall (and the Parent and Plateau shall ensure that no member of the Plateau Group will) incur or allow to remain outstanding any guarantee in respect of any obligation of any person.

13.18.2	Paragraph 13.18.1 does not apply to:

	(a)	a guarantee which is a Permitted Transaction; or

	(b)	a guarantee which is a Permitted Guarantee.

13.19	Dividends and share redemption

13.19.1

Except as permitted under paragraph 13.19.2 below, Plateau shall not (and the Parent and Plateau will ensure that no other member of the Plateau Group (other than N1C Resources or N2C Resources) will):

(a)

declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital);

(b)	repay or distribute any dividend or share premium reserve;

(c)

pay or allow any member of the Plateau Group to pay any management, advisory or other fee to or to the order of any of the direct or indirect shareholders of any member of the Plateau Group or any of their respective Affiliates; or

(d)	redeem, repurchase, defease, retire or repay any of its share capital or resolve to do so.

13.19.2	Paragraph 13.19.1 above does not apply to:

	(a)	a Permitted Distribution;

	(b)	a Permitted Payment; or

	(c)	a Permitted Transaction.

13.20	Financial Indebtedness

13.20.1

Except as permitted under paragraph 13.20.2 below, no Obligor (other than the Parent) shall (and the Parent and Plateau shall ensure that no member of the Plateau Group will) incur or allow to remain outstanding any Financial Indebtedness.

13.20.2	Paragraph 13.20.1 above does not apply to Financial Indebtedness which is:

	(a)	Permitted Financial Indebtedness; or

	(b)	a Permitted Transaction.

13.21	Share capital

No Obligor shall (and the Parent and Plateau shall ensure no member of the Plateau Group will) issue any shares except pursuant to:

(a) a Permitted Share Issue; or

(b) a Permitted Transaction.

13.22	Access

If a Default is continuing or the Lender reasonably suspects a Default is continuing or may occur, then each Obligor shall, and the Parent and Plateau shall ensure that each member of the Plateau Group will, (not more than once in every financial year unless the Lender reasonably suspects a Default is continuing or may occur) permit the Lender and/or the Plateau Security SPV and/or the Opco Security SPV and/or accountants or other professional advisers and contractors of the Lender, the Security Agent and/or the Plateau Security SPV and/or the Opco Security SPV free access at all reasonable times and on reasonable notice to (a) the premises, assets, books, accounts and records of each member of the Pelawan group and (b) meet and discuss matters with senior management of the Pelawan Group.

13.23	Amendments

13.23.1

No Obligor shall (and the Parent and Plateau shall ensure that no member of the Plateau Group will) amend, vary, novate, supplement, supersede, waive or terminate any term of a Transaction Document or, except in the form of the Transaction Documents as at the Signature Date, enter into any agreement with any direct or indirect shareholders of the Parent holding more than 10 per cent. of the issued share capital of the Parent, or any of their Affiliates which is not a member of the Pelawan Group except in writing and with the consent of the Lender, and subject to any applicable restrictions in the Global Intercreditor Agreement.

13.23.2	Plateau shall promptly supply to the Lender a copy of any document relating to any of the matters referred to in paragraph 13.23.1 above.

13.24	Financial assistance

Each Obligor shall (and the Parent and Plateau shall procure each member of the Plateau Group will) comply in all respects with Section 38 of the South African Companies Act, 1973 and any equivalent legislation in other jurisdictions including in relation to the execution of the Transaction Security Documents and payment of amounts due under this Agreement.

13.25	Treasury Transactions

No Obligor shall (and the Parent and Plateau will procure that no members of the Plateau Group will) enter into any Treasury Transaction, other than:

13.25.1	the hedging transactions contemplated by the Plateau Hedging Letter and the Structure Memorandum and documented by the Plateau Hedging Documents (each as defined in the Senior Facility Agreement);

13.25.2	spot delivery foreign exchange contracts entered into in the ordinary course of business and not for speculative purposes and

13.25.3	any other Treasury Transaction which is entered into to hedge actual or projected exposures arising in the ordinary course of trading of Opco or a Project Company.

13.26	Finance Documents

13.26.1	The Obligors shall ensure that:

	(a)	the Finance Documents (as well as any rights, benefits or exemptions available thereunder) shall:

(i)

subject only to execution thereof and, where applicable, registration, be enforceable, in full force and effect and all suspensive conditions and conditions precedent thereto shall have been satisfied;

(ii) not be terminated, cancelled or revoked by any party thereto or the rights thereto assigned or transferred (in whole or in part) to any person other than pursuant to the Finance Documents;

	(b)	no rights or claims for damages or penalties shall arise under any Opco Security Document, Holdco Security Document or Plateau Security

Document in favour of any member of the Plateau Group other than pursuant to the Finance Documents

(c)	any member of the Pelawan Group who is a party to any Transaction Security Document complies with its obligations thereunder.

13.26.2

The Lender, the Security Agent, the Opco Security SPV or the Plateau Security SPV shall at all times be entitled and be capable (directly or indirectly) of exercising and enforcing the rights given or purported to be given under or in connection with the Transaction Security Documents.

13.26.3	No member of the Anooraq Group shall exercise any of its rights under any Finance Document, if such exercise would be contrary to the provisions of the Global Intercreditor Agreement.

13.26.4

Except for Permitted Payments and a Permitted Distribution under paragraph (i) of the definition of “Permitted Distribution”, no Obligor shall (and the Parent and Plateau shall ensure that no member of the Plateau Group will):

(a)	repay or prepay any principal amount (or capitalised interest) outstanding under the Finance Documents;

(b)	pay any interest or any other amounts payable in connection with the Finance Documents; or

(c)	purchase, redeem, defease or discharge any amount outstanding with respect to the Finance Documents.

13.26.5	All payments to be made under the RPM Funding Loan Agreement and the Plateau Funding Loan Agreement shall be made on a pro rata and pari passu basis to RPM and Plateau respectively.

13.26.6

All payments to be made by Holdco in respect of the RPM Holdco A Preference Shares and the Plateau Holdco A Preference Shares shall be made on a pro rata and pari passu basis to RPM and Plateau respectively.

13.27	Further assurance

13.27.1

Each Obligor (other than the Parent) shall (and the Parent and Plateau shall procure that each member of the Pelawan Group will) promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices, powers of attorney and instructions) as the Security Agent and/or the Plateau Security SPV may reasonably specify (and in such form as the Security Agent and/or the Plateau Security SPV may reasonably require in favour of the Security Agent and/or the Plateau Security SPV and/or the Opco Security SPV or its nominee(s)):

(a)

to perfect the Security created or intended to be created under or evidenced by the Transaction Security Documents (which may include the execution of a mortgage, charge, assignment, cession or other Security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights, powers and remedies of the Security Agent and/or the Plateau Security SPV and/or the Opco Security SPV or the Finance Parties provided by or pursuant to the Finance Documents or by law;

(b)

to confer on the Security Agent and/or the Plateau Security SPV and/or the Opco Security SPV or confer on the Finance Parties, Security over any property and assets of each member of the Pelawan Group, (other than the Project Companies) located in any jurisdiction equivalent or similar to the Security intended to be conferred by or pursuant to the Transaction Security Documents; and/or

(c)	to facilitate the realisation of the assets which are, or are intended to be, the subject of the Transaction Security.

13.27.2

Each Obligor (other than Parent) shall (and the Parent and Plateau shall procure that each member of the Pelawan Group will) promptly do all such acts or execute all such documents (including the execution of any and all powers of attorney, notices and instructions) as the Security Agent may specify (and in such form as the Security Agent may require) in favour of the Opco Security SPV or its nominees to confer on the Opco Security SPV, Security over any mills or plants constructed (including in the form of a special notarial bond over such identifiable assets comprising the whole or any portion of the mills or plants or any component thereof).

13.28	Conditions subsequent

13.28.1	The Parent and Plateau shall procure that:

(a)

in compliance with the MPRD Act and schedules thereto, the Old Order Rights converted into New Order Rights in terms of the Transitional Arrangements contemplated by Schedule II of the MPRD Act are lodged at the Mining Titles Office for registration and simultaneously at the Deeds Office or the Mining Titles Office for deregistration of the Old Order Rights, within 90 (ninety) days from the date on which the relevant member of Plateau Group or its Affiliate (as applicable) received notice of conversion of the Old Order Rights; and

(b) any and all information reasonably requested by the Lender in connection with compliance with the provisions of (a) above, is provided promptly to the Lender.

13.28.2	The Parent and Plateau shall procure that:

(a)

within 30 (thirty) days of the date of execution of the New Order Rights all of the documents required by the Senior Agent (including powers of attorney attaching the relevant Opco Security Documents) relating to the Opco Security Documents referred to in paragraph 5 of Part 1 of Schedule 2 (Transaction Security Document) are signed and delivered to the Senior Agent and all other steps taken to allow for the Senior Agent to lodge such Opco Security Documents for registration at the Mineral and Petroleum Titles Registration Office and that all associated fees are paid; and

(b)

all reasonable commercial endeavours are used by them and each other member of Plateau Group to achieve registration of such Opco Security Documents as soon as reasonably possible after lodgement for registration.

13.28.3

The steps taken in 13.28.2 above shall, to the extent applicable, include the application for any Ministerial or other consents that may be required for the lodgement and/or registration of the relevant Opco Security Documents.

13.28.4

Plateau shall procure that any documents required by the Lender (including powers of attorney) relating to the Opco Security Documents referred to in paragraphs 2 to 4 of Part 1 of Schedule 2 (Transaction Security Document) which are not delivered on or before the Closing Date are signed and delivered to the Lender and all other steps are taken to allow for the Lender to lodge such Opco Security Documents for registration at the applicable Deeds Registries under the Deeds Registries Act, 1946 of South Africa and that all associated fees are paid.

13.28.5

Each Obligor (other than the Parent) shall (and the Parent and Plateau shall procure that each member of the Pelawan Group shall) take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Plateau Security SPV, the Opco Security SPV or any other Finance Party by or pursuant to the Finance Documents.

13.29	Account Bank

The Parent and Plateau shall ensure that all bank accounts of Plateau shall be opened and maintained with the Account Bank in accordance with the provisions of the Finance Documents and are subject to valid Security under the Transaction Security Documents.

13.30	Accounts

13.30.1

By no later than 10 (ten) Business Days prior to the Closing Date, Plateau shall open a disbursement account (the “Disbursement Account”) in South Africa with the Account Bank denominated in Rand and shall maintain the Disbursement Account for a period of not less than 30 (thirty) days following the Closing Date.

13.30.2

With effect from the Closing Date and thereafter until the date on which all the obligations and liabilities (other than contingent liabilities) of the Obligors under the Finance Documents are discharged in full and no Finance Party has any Loan Commitment, Plateau shall:

(a)	open and maintain a proceeds account (the “Borrower Proceeds Account”) in South Africa in its name with the Account Bank denominated in Rand;

(b)	open and maintain a business account (the “Borrower Business Account”) in South Africa in its name with Standard Bank denominated in Rand;

(c)	ensure that Holdco opens and maintains a business account (the “Holdco Business Account”) in South Africa in its name with Standard Bank denominated in Rand; and

(d)	ensure that Opco opens and maintains a business account (the “Opco Business Account”) in South Africa in its name with Standard Bank.

13.30.3	Plateau shall:

	(a)	not open or maintain any bank, deposit, savings or other account except for the Disbursement Account, the Borrower Proceeds Account and the Borrower Business Account and the bank account into which the proceeds of Permitted Financial Indebtedness referred to in paragraph (l) of the definition of “Permitted Financial Indebtedness” shall be paid and provided that account is opened solely for that purpose and is closed immediately after that purpose is achieved and that Permitted Financial Indebtedness discharged and a bank account into which provisions for the redemption of the RPM Preference Shares may be paid, but only to the extent such provision is permitted under the Global Intercreditor Agreement;

(b)

ensure that Holdco does not open or maintain any bank, deposit, savings or other account except for the Holdco Business Account and a bank account into which provisions for the redemption of the RPM Preference Shares may be paid, but only to the extent such provision is permitted under the Global Intercreditor Agreement; and

(c)

ensure that Opco does not open or maintain any bank, deposit, savings or other account except for the Opco Business Account, or any other account which holds Cash or Cash Equivalent Investments so long as those Cash or Cash Equivalent Investments become subject to the Transaction Security in form and substance satisfactory to the Lender as soon as is reasonably practicable, and a bank account into which provisions for the redemption of the RPM Preference Shares may be paid, but only to the extent such provision is permitted under the Global Intercreditor Agreement, in each case, without the prior written consent of the Lender.

13.30.4	Each Transaction Account shall be a separate account at the Account Bank or Standard Bank, as the case may be.

13.30.5

If Plateau or Holdco receives any moneys for crediting to a Transaction Account in a currency other than in the currency of that Transaction Account, Plateau shall request the Account Bank or Standard Bank as the case may be, to convert these moneys into the relevant currency of account at the Applicable Spot Rate of Exchange. “Applicable Spot Rate of Exchange” means the Account Bank’s or Standard Bank’s spot rate of exchange quoted by the Account Bank or Standard Bank (as applicable) as a market related rate for the purchase of the relevant currency with Rands in the Johannesburg foreign exchange market at or about 11:00 a.m. Johannesburg time on a particular day.

13.30.6

Plateau shall at all times indemnify and keep indemnified Lender, the Security Agent and the Plateau Security SPV fully and effectually from and against all liabilities, costs and expenses which it may incur to the Account Bank or Standard Bank, as the case may be, (or their affiliates and/or nominees) in connection with the opening, operation or closure of any Transaction Account, including transaction charges, save to the extent that such liabilities, costs and expenses result from the negligence or wilful default of the Lender, the Security Agent or the Plateau Security SPV (as the case may be).

13.31	Withdrawals

13.31.1

No payments to, or withdrawals from, any Transaction Account (other than the Disbursement Account) shall be made after the Closing Date except as expressly permitted by this Clause 13.31 or clause 13.33.

13.31.2	None of Plateau, Holdco or Opco may make any withdrawal from any Transaction Account:

(a)

if, prior to the date of the proposed withdrawal, the Lender notifies the Account Bank or Standard Bank, as the case may be, that the withdrawal is not or would not be permitted under any Finance Document; or

(b)

if that Transaction Account would thereby become overdrawn, except in relation to the Opco Business Account (as defined in the Senior Facility Agreement), but provided that the overdraft amount represents Permitted Financial Indebtedness.

13.31.3

If, at any time an Event of Default is continuing, the Lender may, by written notice to the Account Bank or Standard Bank, as the case may be, specify that no withdrawals from the Borrower Proceeds Account or the Borrower Business Account maintained with such bank may be made without the prior written consent of the Lender.

13.31.4

If, at any time a Fundamental Event of Default has occurred the Lender may, by written notice to the Account Bank or Standard Bank, as the case may be, specify that no withdrawals from all or any of the Transaction Accounts maintained with such bank may be made without the prior written consent of the Lender.

13.31.5

All amounts withdrawn from any Transaction Account by Plateau, Holdco or Opco, as the case may be, for application in or towards making a specific payment or meeting a specific liability specified in the Global Intercreditor Agreement shall be applied in or towards making that payment or meeting that liability as specified in the Global Intercreditor Agreement, and for no other purpose provided that if, at any time there are proceeds standing to the credit of the Opco Business Account which are not immediately required to meet any liabilities of Opco, Opco shall be entitled to withdraw such amounts from the Opco Business Account and invest such amounts in Cash or Cash Equivalent Investments only once a calendar month though.

13.31.6

Clauses 13.31.1 and 13.31.2 shall not prevent the Lender, by notice to the Account Bank or Standard Bank, as the case may be, Plateau and (if applicable) Holdco or Opco, as the case may be, from permitting transfers between any Transaction Account after the occurrence of a Default or Event of Default and before it is waived or remedied.

13.31.7

None of the restrictions on the withdrawal of funds from a Transaction Account contained in this Clause 13.31 shall affect the obligations of Plateau or any other Obligor to make all payments of any amount required to be made by each of them, on the due date for payment thereof in accordance with the Finance Documents.

13.32	Access to books and records

13.32.1

Plateau irrevocably grants the Lender or any of its appointed representatives access to review the books and records of its Transaction Accounts on reasonable prior notice. Plateau authorises the Account Bank and Standard Bank to give the Lender, unrestricted access on reasonable prior notice to review such books and records relating to the Transaction Accounts held by the Account Bank and Standard Bank for the purpose of monitoring compliance with the Finance Documents.

13.32.2	Nothing in this Clause 13.32 shall require the Account Bank to disclose to any person any books, records or other information which the Account Bank would not be required to disclose to Plateau.

13.33	Proceeds Accounts, Opco Business Account and Borrower Business Account

13.33.1	Plateau shall procure that all proceeds from:

	(a)	any payment made to Plateau in accordance with the terms of any Transaction Document;

	(b)	any repayment of principal or interest under the Plateau Loan Agreement;

	(c)	any utilisation of or advance under the Standby Facility; and/or

	(d)	any utilisation of or advance under the OCSF Facility Agreement,

is paid directly into the Borrower Proceeds Account in cleared funds.

13.33.2	Plateau shall procure that all proceeds from:

	(a)	any payment made to Holdco in accordance with the terms of any Transaction Document;

	(b)	any repayment of principal or interest under the Opco Funding Loan Agreement; and/or

(c)

amounts standing to the credit of the Borrower Proceeds Account which represent the proceeds of (x) any utilisation or advance under the OCSF Facility or (y) the proceeds of any amount to be advanced by RPM to Holdco under the RPM Funding Loan Agreement (in relation to the operational requirements of Opco), is paid directly into the Holdco Business Account in cleared funds.

13.33.3	Plateau shall procure that:

(a)

all Opco Business Revenue and all amounts standing to the credit of the Holdco Business Account which represent the proceeds of any amount to be advanced by Holdco to Opco under the Opco Funding Loan Agreement which are derived from (x) any utilisation or advance under the RPM Funding Loan Agreement or (y) any utilisation or advance under the Plateau Funding Loan Agreement (in relation to the operational requirements of Opco) is paid directly into the Opco Business Account in cleared funds; and

	(b)	all Borrower Business Revenue is paid directly into the Borrower Proceeds Account in cleared funds.

13.33.4	Plateau shall:

(a)

cause to be applied the balance standing to the credit of the Borrower Proceeds Account in cleared funds for the purposes, and in the order of priority, set out in the Borrower Cash Waterfall in the Global Intercreditor Agreement;

(b)	cause to be applied the balance outstanding to the credit of the Borrower Business Account in cleared funds for the purposes of meeting its administrative, operating and Capital Expenditure;

(c)

ensure that Holdco causes to be applied the balance standing to the credit of the Holdco Business Account in cleared funds for the purposes, and in the order of priority, set out in the Holdco Cash Waterfall in the Global Intercreditor Agreement; and

(d)

ensure that Opco causes to be applied the balance standing to the credit of the Opco Business Account in cleared funds for the purposes, and in the order of priority, set out in the Opco Cash Waterfall in the Global Intercreditor Agreement.

13.34	Anooraq listing

The Parent undertakes to use reasonable commercial endeavours to transfer the primary listing of the Anooraq Common Shares from the TSX-V (Toronto Stock Exchange Venture Exchange) to the TSX main board as soon as reasonably possible after the Closing Date.

13.35	Amendments to Senior Finance Documents

No Obligor shall agree to any amendments to or variation of the Senior Finance Documents (as defined in the Global Intercreditor Agreement) without the prior written consent of the Lender, which consent shall not be unreasonably withheld.

13.36	Reduction of Pelawan Investments shareholding in the Parent

13.36.1

Pelawan Investments and the Parent will use their reasonable commercial endeavours to, as soon as reasonably practical after the Closing Date, obtain the approval of the South African Reserve Bank and the National Treasury (to the extent required) to reduce the minimum shareholding held by Pelawan Investments in the Parent to below 51%. Upon such approvals being granted, all proceeds received by Pelawan Investments and/or the Parent pursuant to the sale and/or issue of Anooraq Common Shares shall be injected into Plateau by way of shareholder loan.

13.36.2	If Plateau, the Parent and the Lender have:

	(a)	identified and agreed to proceed with capital project not envisaged in the Base Case Model in the form as at the Signature Date and to be held directly or indirectly by HoldCo; or

	(b)	agreed to another dedicated use of such proceeds,

then Plateau may utilise such proceeds to fund its portion of the funding required for such project or dedicated use of proceeds, failing which Plateau shall utilise such proceeds to settle all or a portion of the Standby Facility and the OCSF Facility and to redeem the RPM Plateau A Preference Shares in accordance with the provisions of the Global Intercreditor Agreement and in particular, the Borrower Cash Waterfall.

14. EVENTS OF DEFAULT

Each of the events or circumstances set out in this Clause 14 is an Event of Default (save for Clause 14.18 (Acceleration)).

14.1	Non-payment

An Obligor or member of the Pelawan Group does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

14.1.1	its failure to pay is caused by an administrative or technical error; and

14.1.2	payment is made within 2 (two) Business Days of its due date.

14.2	Information Undertakings and other obligations

14.2.1

Plateau or the Parent does not comply with the provisions of Clause 12 (Information Undertakings), provided that where no time period is specified for the delivery of documents or information under Clause 12 non delivery of such documents or information shall only be an Event of Default if such documents or information are not delivered within 5 (five) Business Days of the occurrence of the relevant event giving rise to the notification or delivery obligation.

14.2.2	An Obligor or member of the Plateau Group does not comply with any provision of any Transaction Security Document.

14.3	Other obligations

14.3.1

An Obligor or member of the Plateau Group does not comply with any provision of the Transaction Documents (other than those referred to in Clause 14.1 (Non-payment) and Clause 14.2 (Information Undertakings and other obligations)).

14.3.2

No Event of Default under paragraph 14.3.1 above will occur if the failure to comply is capable of remedy and is remedied within 7 (seven) Business Days of the Lender giving notice to Plateau or Plateau becoming aware of the failure to comply.

14.4	Misrepresentation

Any representation or statement made or deemed to be made by an Obligor or member of the Pelawan Group in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been materially incorrect or misleading when made or deemed to be made.

14.5	Cross default

14.5.1	Any Financial Indebtedness of any Obligor or any member of the Plateau Group is not paid when due or within any originally applicable grace period.

14.5.2

Any Financial Indebtedness of any Obligor or any member of the Plateau Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

14.5.3

Any commitment for any Financial Indebtedness of any Obligor or any member of the Plateau Group is cancelled or suspended by a creditor of any member of the Plateau Group as a result of an event of default (however described).

14.5.4

Any creditor of any Obligor or any member of the Plateau Group becomes entitled to declare any Financial Indebtedness of any Obligor or any member of the Plateau Group due and payable prior to its specified maturity as a result of an event of default (however described).

14.5.5	No Event of Default will occur under this Clause 14.5 if:

(a)

the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs 14.5.1 to 14.5.4 above is, in relation to Opco, less than ZAR5,000,000 (Indexed) (or its equivalent in any other currency or currencies), or in relation to Holdco or Plateau, is less than ZAR1,000,000 (Indexed) ; or

(b)

the Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs 14.5.1 to 14.5.4 above is in relation to Project Finance Borrowings of a Project Company (provided, for the avoidance of doubt, that no creditor of a Project Company has any recourse to any member of the Plateau Group other than that Project Company in respect of such Project Finance Borrowings).

14.6	Insolvency

14.6.1

An Obligor or a member of the Plateau Group, other than a Project Company, is unable or admits inability to pay its debts as they fall due or is deemed to or declared to be unable to pay its debts under applicable law, suspends or threatens to suspend making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

14.6.2

The value of the assets of any Obligor or any member of the Plateau Group, other than a Project Company, is less than its liabilities (taking into account contingent and prospective liabilities, but excluding any liabilities which are subordinated to the liabilities of the Obligor to the Lender).

14.6.3

A moratorium is declared in respect of any indebtedness of any Obligor or any member of the Plateau Group, other than a Project Company. If a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium.

14.7	Insolvency proceedings

14.7.1	Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(a)

the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Obligor or any member of the Plateau Group, other than a Project Company;

	(b)	a composition, compromise, assignment or arrangement with any creditor of any Obligor or any member of the Plateau Group, other than a Project Company;

	(c)	the appointment of a liquidator, receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of any

Obligor or any member of the Plateau Group, other than a Project Company, or any of its assets; or

(d)

enforcement of any Security over any assets of any Obligor or any member of the Plateau Group, other than a Project Company, where the claim giving rise to such enforcement is for an amount of more than ZAR5,000,000 (Indexed) , or any analogous procedure or step is taken in any jurisdiction.

14.7.2	Paragraph 14.7.1 shall not apply to:

(a)

any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed either (x) within 10 (ten) days of commencement or, if earlier, the date on which it is advertised or (y) within such other period as agreed to in writing by the Lender on or before the lapse of the 10 (ten) day period referred to in (x) provided, for the avoidance of doubt, the Lender is not obliged to agree to any such extended period; or

(b) any step or procedure contemplated by paragraph 14.7.2 of the definition of Permitted Transaction; or

(c)

any enforcement of any Security over any assets of any Obligor or any member of the Plateau Group as contemplated by paragraph 14.7.1(d) above, if the relevant Obligor or any member of the Plateau Group, as applicable, takes steps to oppose such legal proceedings within the time frames allowed by the rules of court and before any final order is granted and provides evidence to the reasonable satisfaction of the Lender that its opposition of such enforcement proceedings has merit.

14.8	Creditors' process

14.8.1

Any expropriation, attachment, distress or execution or any analogous process in any jurisdiction affects any asset or assets of any Obligor or any member of the Plateau Group, other than a Project Company, and is not discharged either (x) within 10 (ten) days or (y) within such other period as agreed to in writing by the Lender on or before the lapse of the 10 (ten) day period referred to in (x), provided, for the avoidance of doubt, the Lender is not obliged to agree to any such extended period.

14.8.2

Paragraph 14.8.1 shall not apply if the fair value of the relevant asset or assts is, in relation to Opco, ZAR5,000,000 (Indexed) or less, or in relation to Holdco or Plateau, ZAR1,000,000 (Indexed) or less.

14.9	Unlawfulness and invalidity

14.9.1

It is or becomes unlawful for an Obligor or any other member of the Plateau Group that is a party to any Transaction Document to perform any of its obligations under the Transaction Documents or any Transaction Security created or expressed to be created or evidenced by the Transaction Security Documents ceases to be effective.

14.9.2

Any obligation or obligations of any Obligor or any member of the Plateau Group under any Transaction Document are not (subject to the Legal Reservations) or cease to be legal, valid, binding or enforceable and the cessation individually or cumulatively materially and adversely affects the interests of the Lender under the Finance Documents.

14.9.3

Any Transaction Document ceases to be in full force and effect or any Transaction Security ceases to be legal, valid, binding, enforceable or effective or is alleged by a party to it (other than a Finance Party) to be ineffective.

14.10	Intercreditor Agreements

Any party to the Global Intercreditor Agreement (other than a Finance Party) fails to comply in any material respects with the provisions of, or does not perform its obligations under the Global Intercreditor Agreement; or a representation or warranty given by that party in the Global Intercreditor Agreement is incorrect in any material respect.

14.11	Cessation of business

Any Obligor or any member of the Plateau Group suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business, unless it is a temporary suspension of the business of Opco:

14.11.1	which is required by law and provided such business resumes within 30 (thirty) days of the temporary suspension; or

14.11.2	which arises as a result of Force Majeure but the Lender is satisfied (in its sole discretion) that there is adequate business interruption insurance in place for the whole period of suspension..

14.12	Mining Licenses and New Order Rights

Any Mining Licence or New Order Right which is material to the business of any member of the Plateau Group is materially and adversely amended or is terminated or not renewed (in each case, without a replacement being put in place with which the Lender is satisfied) or is otherwise adversely appealed or challenged.

14.13	Audit qualification

The Auditors of any Obligor or any member of the Plateau Group qualify the audited annual consolidated financial statements of that Obligor or that member of the Plateau Group.

14.14	Expropriation

The authority or ability of any Obligor or any member of the Plateau Group to conduct its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to any Obligor or any member of the Plateau Group or any of its assets.

14.15	Repudiation and rescission of agreements

14.15.1

Any Obligor or any member of the Plateau Group (or any other relevant party) rescinds or repudiates a Finance Document or any of the Transaction Security or evidences an intention to rescind or repudiate a Finance Document or any Transaction Security.

14.15.2

Any party to the Transaction Documents rescinds or repudiates any of those agreements or instruments in whole or in part where to do so has or is, in the reasonable opinion of the Lender, likely to have a material adverse effect on the interests of the Lenders under the Finance Documents.

14.16	Litigation

Any litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings or disputes are commenced or threatened in relation to the Transaction Documents or the transactions contemplated in the Transaction Documents or against any Obligor or any member of the Plateau Group or its assets which is reasonably likely to be adversely determined and would reasonably be expected to have a Material Adverse Effect.

14.17	Material adverse change

Any event or circumstance occurs which the Lender reasonably believes has or is reasonably likely to have a Material Adverse Effect.

14.18	Senior Debt

A Senior Event of Default (as defined in the Global Intercreditor Agreement) other than an Excluded Default occurs and is continuing, it being recorded that, notwithstanding anything to the contrary contained in this Agreement no Event of Default shall occur under any provision of this Agreement solely as result of the occurrence of an Excluded Default unless the Senior Agent is instructed to take any of the actions referred to in clause 28.20 (Acceleration) of the Senior Facility Agreement as a result of the occurrence of such Excluded Default.

14.19	Anooraq listing

The listing of the Anooraq Common Shares on any applicable stock exchange is suspended, other than a suspension from the TSX-V (Toronto Stock Exchange Venture Exchange) pursuant to a transfer of such listing to the TSX main board, the Johannesburg Stock Exchange or AMEX (the American Stock Exchange) .

15. PAYMENTS

15.1	All payments to be made by any Obligor to the Lender in terms of any Finance Document shall be made directly into the Lender’s bank account held with Standard Bank (Account: Rustenburg Platinum Mines Limited; Account No: 000 000 0175 722 ; Branch: Johannesburg Branch ; Branch code: 000 205) or such other bank account in South Africa of which, or in such other manner as, the Lender may notify the Obligor's Agent in writing from time to time.

15.2	All payments to be made to the Lender in terms of this Agreement shall be made free of exchange, any other costs, charges or expenses and without any deduction, set-off or counterclaim whatsoever.

16. RENUNCIATION OF BENEFITS

Each Obligor renounces all benefits of the exceptions of excussion, division, “no value received”, “non numeratae pecuniae”, “non causa debiti”, and “errore calculi”, the meaning and effect of which it declares it understands.

17. CERTIFICATE OF INDEBTEDNESS

A certificate signed by any director or manager of the Lender (whose appointment need not be proved) as to the existence of and the amount of indebtedness by an Obligor to the Lender, that such amount is due and payable, the amount of interest accrued thereon and as to any other fact, matter or thing relating to the Obligor's indebtedness to the Lender in terms of a Finance Document, shall be prima facie proof of the contents and correctness thereof.

18. CESSION

18.1	No Obligor shall be entitled to cede, assign or delegate all, or any part of its rights and/or obligations, as the case may be, under this Agreement without the prior written consent of the Lender.

18.2

Subject to the SCB Pre-Emptive Right (as defined in the Global Intercreditor Agreement) and to any consents required in terms of the Global Intercreditor Agreement, the Lender shall be entitled to cede, assign or delegate all or otherwise transfer, or any part of its rights and/or obligations, as the case may be, under any Finance Document and/or all or any of the RPM Preference Shares to one or more persons without the consent of any Obligor and each Obligor consents to any splitting of claims which may arise.

18.3

If, following a transfer pursuant to clause 18.2 there is more than one Lender, such Lenders shall be entitled to enter into such inter-creditor arrangements as they deem fit and/or to appoint an agent(s) to act on their behalf in relation to all or any of the Finance Documents on such terms and conditions as they deem fit, subject to the Global Intercreditor Agreement.

19. ROLE OF THE SECURITY AGENT AND THE PLATEAU SECURITY SPV

19.1	Role of Plateau Security SPV and Opco Security SPV

Each Party acknowledges that the Plateau Security SPV and the Opco Security SPV have been established to hold the Transaction Security and that the taking of any enforcement action by the Plateau Security SPV or the Opco Security SPV in relation thereto shall be taken in accordance with the Global Intercreditor Agreement.

19.2	No fiduciary duties

Nothing in this Agreement constitutes the Plateau Security SPV or the Opco Security SPV as a trustee or fiduciary of any other person.

19.3	Responsibility for documentation

None of the Security Agent, the Opco Security SPV or the Plateau Security SPV:

19.3.1

is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by an Obligor or any other person given in or in connection with any Finance Document or the transactions contemplated in the Finance Documents; or

19.3.2

is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document or the Transaction Security.

19.4	Exclusion of liability

19.4.1

Without limiting paragraph 19.4.2 below, none of the Security Agent, the Opco Security SPV or the Plateau Security SPV will be liable (including, without limitation, for negligence or any other category of liability whatsoever) for any action taken by it under or in connection with any Finance Document or the Transaction Security, unless directly caused by its gross negligence or wilful misconduct.

19.4.2

No Party (other than the Security Agent, the Opco Security SPV or the Plateau Security SPV (as applicable)) may take any proceedings against any officer, employee or agent of the Security Agent or the Plateau Security SPV, in respect of any claim it might have against the Security Agent, the Opco Security SPV or Plateau Security SPV or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or any Transaction Document and any officer, employee or agent of the Security Agent, or the Plateau Security SPV may rely on this Clause as a stipulatio alteri.

19.4.3

The Security Agent, the Opco Security SPV and the Plateau Security SPV will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Security Agent, the Opco Security SPV or the Plateau Security SPV if the Security Agent, the Opco Security SPV or the Plateau Security SPV have taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Security Agent, the Opco Security SPV or the Plateau Security SPV for that purpose.

20. NOTICES AND DOMICILIA

20.1	Notices

20.1.1	Each Party chooses the addresses set out opposite its name below as its addresses to which any written notice in connection with the Finance Documents may be addressed.

(a)	Lender:

Rustenburg Platinum Mines Limited
13th Floor
55 Marshall Street
Johannesburg
2001

Telefax No.: +27 11 373 5111

Email: companysecretary@angloplat.com

Attention: The Company Secretary

(b)	Plateau Security SPV

GMG Trust Company (SA) (Proprietary) Limited
5th Floor, the Terraces

25 Protea Road
Claremont

Telefax No. 086 649 2700

Attention: Sally Clifton

with a copy to the Lender

(c)	Opco Security SPV:

GMG Trust Company (SA) (Proprietary) Limited 5th Floor, the Terraces 25 Protea Road Claremont

Telefax No. 086 649 2700

Attention: Sally Clifton

with a copy to the Lender

(d)	each Obligor (c/o the Obligor's Agent)

Plateau Resources (Proprietary) Limited
4th Floor 82 Grayston Drive, off Esterhysen Lane
Sandton
2146

Telefax No.: +27 11 883 0836

Email: iemrahn@anooraqresources.co.za

Attention: The Company Secretary,

with a copy to:

Hunter Dicksinson
No. 1020, 800 West Street
Vancouver, BC V6C 2V6

Telefax No.: +1 604 684 8092

Attention: Mr. Ronald W. Thiessen

20.1.2

Any notice or communication required or permitted to be given in terms of a Finance Document shall be valid and effective only if in writing but it shall be competent to give notice by telefax transmitted to its telefax number set out opposite its name above.

20.1.3

Any Party may by written notice to the other Parties change its chosen addresses and/or telefax number for the purposes of clause 20.1.1 to any other address(es) and/or telefax number, provided that the change shall become effective on the fourteenth day after the actual or deemed receipt of the notice by the other Party pursuant to clause 20.1.4.

20.1.4	Any notice given in terms of this Agreement shall:

(a)	if sent by a courier service be deemed to have been received by the addressee on the 7th (seventh) Business Day following the date of such sending;

(b)	if delivered by hand be deemed to have been received by the addressee on the date of delivery;

(c)	if transmitted by facsimile be deemed to have been received by the addressee on the first Business Day after the date of transmission, unless the contrary is proved.

20.1.5

Notwithstanding anything to the contrary herein contained, a written notice or communication actually received by a Party shall be an adequate written notice or communication to it, notwithstanding that it was not sent to or delivered at its chosen address and/or telefax number.

20.2	Domicilia

20.2.1

Each of the Parties chooses its physical address referred to in clause 20.1 as its domicilium citandi et executandi at which address documents in legal proceedings in connection with the Finance Documents may be served.

20.2.2

Any Party may by written notice to the other Parties change its domicilium from time to time to another address, not being a post office box or a poste restante, in South Africa; provided that any such change shall only be effective on the fourteenth day after deemed receipt of the notice by the other Party pursuant to clause 20.1.4.

21. GOVERNING LAW

The entire provisions of this Agreement shall be governed by and construed in accordance with the laws of South Africa.

22. JURISDICTION

22.1

Each Obligor hereby irrevocably and unconditionally consents to the non-exclusive jurisdiction of the South Gauteng High Court, Johannesburg (or any successor to that division) in regard to all matters arising from the Finance Documents.

22.2

Clause 22.1 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to any matter arising from the Finance Documents in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions

23. GENERAL

23.1	The Finance Documents contain the entire agreement between the Parties in regard to the subject matter thereof.

23.2

No Party shall be bound by or have any claim or right of action arising from any express or implied term, undertaking, representation, warranty, promise or the like not included or recorded in a Finance Document whether it induced the contract and/or whether it was negligent or not.

23.3	No variation, amendment or consensual cancellation of a Finance Document or any provision or term and no extension of time, waiver or relaxation or suspension of any of the provisions or terms of a Finance Document shall be binding or have any force and effect unless reduced to writing and signed by or on behalf of the relevant parties thereto and the Lender. Any such extension, waiver or relaxation or suspension which is so given or made shall be construed as relating strictly to the matter in respect whereof it was made or given.

23.4	No extension of time or waiver or relaxation of any of the provisions or terms of a Finance Document shall operate as an estoppel against another Party in respect of its rights under this Agreement.

23.5

No failure by either Party to enforce any provision of a Finance Document shall constitute a waiver of such provision or affect in any way such Party’s right to require the performance of such provision at any time in the future, nor shall a waiver of a subsequent breach nullify the effectiveness of the provision itself.

23.6

If any clause or term of a Finance Document should be invalid, unenforceable, defective or illegal for any reason whatsoever, then the remaining terms and provisions of a Finance Document shall be deemed to be severable therefrom and shall continue in full force and effect unless such invalidity, unenforceability, defect or illegality goes to the root of a Finance Document.

23.7

The Parties undertake at all times to do all such things, to perform all such acts and to take all such steps and to procure the doing of all such things, the performance of all such actions and the taking of all such steps as may be open to them and necessary for or incidental to the putting into effect or maintenance of the terms, conditions and import of the Finance Documents.

24. COSTS AND EXPENSES

24.1	Transaction expenses

24.1.1

Each party, other than the Opco Security SPV and the Plateau Security SPV shall bear its own costs and expenses (including legal fees) incurred in connection with the negotiation, preparation, printing, execution, and perfection of this Agreement and any other documents referred to in this Agreement and the Transaction Security Documents.

24.1.2

Plateau shall bear the agreed costs and expenses (including legal fees) incurred by the Security Agent, the Plateau Security SPV, the Opco Security SPV or any Delegate in connection with the negotiation, preparation, printing, execution, and perfection of:

	(a)	this Agreement and any other documents referred to in this Agreement and the Transaction Security;

	(b)	any other Finance Documents executed after the date of this Agreement, which costs shall be payable within 3 (three) Business Days of demand.

24.2	Amendment costs

If an Obligor requests an amendment, waiver or consent Plateau shall, within 3 (three) Business Days of demand, reimburse each Finance Party for the amount of all costs and expenses (including legal fees) reasonably incurred by each Finance Party (or in the case of the Security Agent and/or the Plateau Security SPV and/or the Opco Security SPV, by any Delegate) in responding to, evaluating, negotiating or complying with that request or requirement.

24.3	Security Agent’s and the Plateau Security SPV’s ongoing costs

24.3.1

In the event of (i) a Default or (ii) the Security Agent, the Opco Security SPV or the Plateau Security SPV considering it necessary or expedient or (iii) the Security Agent, the Opco Security SPV or the Plateau Security SPV being requested by an Obligor or the Lender to undertake duties which the Security Agent or the Opco Security SPV, the Plateau Security SPV and Plateau agree to be of an exceptional nature and/or outside the scope of the normal duties of the Security Agent or the Opco Security SPV, the Plateau Security SPV under the Finance Documents, Plateau shall pay to the Security Agent and/or the Opco Security SPV, the Plateau Security SPV any additional remuneration that may be agreed between them.

24.3.2

If the Security Agent, the Opco Security SPV or the Plateau Security SPV, as the case may be, and Plateau fail to agree upon the nature of the duties or upon any additional remuneration, that dispute shall be determined by an investment bank (acting as an expert and not as an arbitrator) selected by the Security Agent or the Opco Security SPV the Plateau Security SPV, as the case may be, and approved by Plateau or, failing approval, nominated (on the application of the Security Agent or the Opco Security SPV, the Plateau Security SPV, as the case may be) by the President for the time being of the Law Society of the Northern Provinces (the costs of the nomination and of the investment bank being payable by Plateau) and the determination of any investment bank shall be final and binding upon the parties to this Agreement.

24.4	Enforcement and preservation costs

Subject to any binding court order to the contrary, Plateau shall, within 3 (three) Business Days of demand, pay to the Lender the amount of all costs and expenses (including legal fees) incurred by it in connection with the enforcement of or the preservation of any rights under any Finance Document and the Transaction Security and any proceedings instituted by or against the Opco Security SPV or the Put SPV the Plateau Security SPV as a consequence of taking or holding the Transaction Security or enforcing these rights.

25. COUNTERPARTS

Any Finance Document may be executed in any number of counterparts, and this shall have the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

SIGNED at _______________ on this the ____ day of __________ 2009.

For and on behalf of
ANOORAQ RESOURCES CORPORATION

Name:
Capacity:
Who warrants his authority hereto

Name:
Capacity:
Who warrants his authority hereto

SIGNED at _______________ on this the ____ day of __________ 2009.

For and on behalf of
N1C RESOURCES INC.

Name:
Capacity:
Who warrants his authority hereto

Name:
Capacity:
Who warrants his authority hereto

SIGNED at _______________ on this the ____ day of __________ 2009.

For and on behalf of
N2C RESOURCES INC.

Name:
Capacity:
Who warrants his authority hereto

Name:
Capacity:
Who warrants his authority hereto

SIGNED at _______________ on this the ____ day of __________ 2009.

For and on behalf of
PLATEAU RESOURCES (PROPRIETARY) LIMITED

Name:
Capacity:
Who warrants his authority hereto

Name:
Capacity:
Who warrants his authority hereto

SIGNED at _______________ on this the ____ day of __________ 2009.

For and on behalf of
RUSTENBURG PLATINUM MINES LIMITED

Name:
Capacity:
Who warrants his authority hereto

Name:
Capacity:
Who warrants his authority hereto

SIGNED at _______________ on this the ____ day of __________ 2009.

For and on behalf of
MICAWBER 634 (PROPRIETARY) LIMITED

Name:
Capacity:
Who warrants his authority hereto

Name:
Capacity:
Who warrants his authority hereto

SIGNED at _______________ on this the ____ day of __________ 2009.

For and on behalf of
MICAWBER 603 (PROPRIETARY) LIMITED

Name:
Capacity:
Who warrants his authority hereto

Name:
Capacity:
Who warrants his authority hereto

SIGNED at _______________ on this the ____ day of __________ 2009.

For and on behalf of
PELAWAN INVESTMENTS (PROPRIETARY) LIMITED

Name:
Capacity:
Who warrants his authority hereto

Name:
Capacity:
Who warrants his authority hereto

SIGNED at _______________ on this the ____ day of __________ 2009.

For and on behalf of
CENTRAL PLAZA INVESTMENTS 78 (PROPRIETARY) LIMITED

Name:
Capacity:
Who warrants his authority hereto

Name:
Capacity:
Who warrants his authority hereto

SIGNED at _______________ on this the ____ day of __________ 2009.

For and on behalf of
PELAWAN TRUST

Name:
Capacity:
Who warrants his authority hereto

Name:
Capacity:
Who warrants his authority hereto

SCHEDULE 1

CONDITIONS

1. OBLIGORS

1.1	A copy of the Constitutional Documents of each Obligor, Holdco and Opco.

1.2	A copy of a resolution of the board of directors of each Obligor, Holdco and Opco:

1.2.1

approving the terms of, and the transactions contemplated by, the Transaction Documents to which it is a party and resolving that it execute, deliver and perform the Transaction Documents to which it is a party;

1.2.2	authorising a specified person or persons to execute the Transaction Documents to which it is a party on its behalf;

1.2.3

authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Notice of Drawdown) to be signed and/or despatched by it under or in connection with the Transaction Documents to which it is a party;

1.2.4	in the case of Holdco, Opco or an Obligor (other than Plateau), authorising Plateau to act as its agent in connection with the Transaction Documents; and

1.2.5	in the case of Opco and Holdco containing a statement that the board is satisfied that the requirements set out in section 38(2A)(a) have been met.

1.3	A specimen of the signature of each person authorised by the resolutions referred to in paragraph 1.2 above in relation to the Transaction Documents and related documents.

1.4

A certificate of each Obligor, Holdco and Opco (signed by a director, or a trustee in the case of the Pelawan Trust) confirming that borrowing or guaranteeing or securing, as appropriate, in terms of the Transaction Documents to which it is a party would not cause any borrowing, guarantee, security or similar limit binding on it to be exceeded.

1.5

A certificate of an authorised signatory of each Obligor, Holdco and Opco certifying that each copy document relating to it specified in this paragraph 1 of Schedule 1 is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of this Agreement.

1.6	Evidence that the shareholder(s) of Opco, Holdco, Plateau and Pelawan SPV have passed the necessary ordinary and special resolutions in order to:

1.6.1	give effect to the issuance of the respective preference shares pursuant to the Finance Documents; and

1.6.2	in the case of Opco and Holdco sanction the granting of financial assistance pursuant to the Transaction Documents under section 38(2A)(b) of the Companies Act, 1973;

in a form agreed by the Lender, and that the special resolutions have been registered with the Registrar of Companies.

2. Plateau Security SPV

2.1	A copy of the Constitutional Documents of the Plateau Security SPV.

2.2	A copy of a resolution of the board of directors of the Plateau Security SPV:

2.2.1

approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute, deliver and perform the Finance Documents to which it is a party;

2.2.2	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

2.2.3

authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

2.3	A specimen of the signature of each person authorised by the resolution referred to in paragraph 2.2 above in relation to the Finance Documents and related documents.

3. Opco Security SPV

3.1	A copy of the Constitutional Documents of the Opco Security SPV.

3.2	A copy of a resolution of the board of directors of the Opco Security SPV:

3.2.1

approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute, deliver and perform the Finance Documents to which it is a party;

3.2.2	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

3.2.3

authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

3.3	A specimen of the signature of each person authorised by the resolution referred to in paragraph 3.2 above in relation to the Finance Documents and related documents.

4. Transaction Documents

A copy of each of the following Transaction Documents executed by the parties to those documents:

4.1	Each Finance Document executed by the parties to it.

4.2	The Acquisition Documents.

4.3	The Plateau Holdco Ordinary Share Subscription Agreement.

4.4	The Community Trust Documents.

4.5	The ESOP Documents.

4.6	The Holdco Opco Ordinary Share Subscription Agreement.

4.7	The Shareholder Loan Documents (as defined in he Senior Facilities Agreement).

4.8	The Anooraq Shareholders Agreement.

5. Transaction Security

5.1	A copy of all notices required to be sent under the Transaction Security Documents executed by the relevant parties and duly acknowledged by the addressee.

5.2

A copy of all notices and acknowledgements required to be given under Section 43 of the Short-term Insurance Act, 1998 of South Africa as a consequence of the cession of any rights to Insurances pursuant to any Transaction Security Document.

5.3

The originals of all share certificates, transfers and stock transfer forms or equivalent required to be delivered in accordance with the terms of any Transaction Security Document duly executed by the relevant party in blank in relation to the assets subject to or expressed to be subject to the Transaction Security and other documents of title to be provided under the Transaction Security Documents.

6. Shareholder Loans and Subscriptions

Evidence that the N2C Resources Shareholder Loan has been advanced to Plateau by N2C Resources by payment into the Disbursement Account in accordance with the Funds Flow Statement.

7. Legal opinions

The following legal opinions, each addressed to the Lender, the Plateau Security SPV and the Opco Security SPV in a form acceptable to the Lender:

7.1

A legal opinion of Cliffe Dekker Hofmeyr Inc, legal advisers to Plateau as to the power, capacity and authority of Plateau to enter into the Transaction Documents to which it is a party under South African law, including, Plateau, the power, capacity and authority to allot and issue relevant preference shares pursuant to the Finance Documents.

7.2

A legal opinion of Adams & Adams, legal advisors to Pelawan Investments, the Pelawan Trust and Pelawan SPV ("the Pelawan Entities")as to the power capacity and authority of the Pelawan Entities to enter into the Transaction Documents to which they are a party under South African law, including the power, capacity and authority to allot and issue the RPM Pelawan B Preference Shares

7.3

A legal opinion of Britannia Corporate Management as to the capacity and authority of N1C Resources and N2C Resources to enter into the Transaction Documents to which they are a party, and the legality, validity and enforceability of the Transaction Documents under the law of the Cayman Islands.

7.4

A legal opinion of McCarthy Tertault legal advisers to the Parent as to the legality, validity and enforceability of the Transaction Documents, as well as the capacity and authority of the Parent to enter into the Transaction Documents to which it is a party under the law of the Province of British Columbia, Canada substantially in the form distributed to the Lender prior to the Signature Date.

8. Authorisations

8.1

A copy of the Authorisation of the Exchange Control Department of the South African Reserve Bank approving (to the extent required) the borrowings by Plateau under the Finance Documents, the Security to be provided by the Obligors under the Transaction Security Documents and the Debt Guarantees to be provided by the Plateau Security SPV and the Opco Security SPV.

8.2

A copy of any other Authorisation or other document, opinion or assurance which the Lender notifies Plateau is necessary or desirable in connection with the entry into and performance of the transactions contemplated by any Transaction Documents or for the validity and enforceability of any Transaction Document.

9. Other documents and evidence

9.1

A Funds Flow Statement in a form agreed by the Parent and the Lender detailing the proposed movement of funds on or before the Closing Date in relation to the transactions contemplated by the Transaction Documents.

9.2	The Group Structure Chart which shows the Anooraq Group assuming the Closing Date has occurred.

9.3	A copy of the PriceWaterhouseCoopers tax opinion.

9.4	Confirmation from the Senior Agent that all conditions precedent to utilisation of the Senior Facility have been fulfilled or waived to its satisfaction.

9.5	The Disclosure Schedule in a form acceptable to the Lender.

SCHEDULE 2

TRANSACTION SECURITY DOCUMENTS

Part 1: Opco Security Documents

1.	Cession In Security by Opco in favour of Opco Security SPV of:

	(a)	book debts and claims;

	(b)	material contracts;

	(c)	bank accounts and credit balances;

	(d)	Insurances;

	(e)	Insurance Proceeds; and

	(f)	Unregistered Intellectual Property Rights.

2.	General Notarial Bond by Opco in favour of Opco Security SPV.

3.	Special Notarial Bond by Opco in favour of Opco Security SPV over the assets referred to in Annexure “A”.

4.

Mortgage Bonds by Opco in favour of Opco Security SPV over all immovable property of any nature held by Opco to the extent legally possible, but only to the extent that such Mortgage Bond are required to be granted pursuant to the Senior Facilities Agreement.

5.	Mortgage Bonds by Opco in favour of the Opco Security SPV or the Security Agent (under a parallel debt structure) over all Mining Rights (as defined under the MPRD Act) held by Opco.

Part 2: Holdco Security Documents

1.	Cession and Pledge in Security by Holdco in favour of Plateau and RPM of Holdco’s rights and interests in:

	a)	the Holdco Shareholder Loan Agreement;

	b)	the First Ranking Opco Funding Debt Guarantee;

	c)	Shares in subsidiaries;

	d)	Claims against subsidiaries;

	e)	Bank Accounts and credit balances.

2.	Reversionary Cession and Pledge in Security by Holdco in favour of RPM of Holdco’s reversionary rights and interests in:

	a)	the Holdco Shareholder Loan Agreement;

	b)	the First Ranking Opco Funding Debt Guarantee;

c)	Shares in subsidiaries;

d)	Claims against subsidiaries;

e)	Bank Accounts and credit balances.

Part 3: Plateau Security Documents

1.	Cession and Pledge in Security by Plateau in favour of Plateau Security SPV of rights and interests in:

	a)	Plateau Funding Loan Agreement;

	b)	Cession in Security by Holdco referred to in Part 2 of Schedule 2;

	c)	Ordinary Shares held by Plateau in Holdco from time to time;

	d)	Claims against Holdco other than any claims arising in connection with the A preference shares held by Plateau in Holdco;

	e)	Warranties set out in Schedule 1 to the Holdco Sale of Shares Agreement;

	f)	Bank accounts and credit balances.

Part 4: N2C Resources Security Documents

1.	Cession and Pledge in Security by N2C Resources in favour of Plateau Security SPV of rights and interests in:

	a)	Shares held by N2C Resources in Plateau; and

	b)	Claims against Plateau.

Part 5: Pelawan Investments Security Documents

1.	Cession and Pledge in Security by Pelawan Investments in favour of RPM of its rights and interests in:

	a)	Shares held by Pelawan Investments in Pelawan SPV; and

	b)	Claims against Pelawan SPV

ANNEXURE A

Assets covered by Special Notarial Bond

No.	Description of Asset
255000136	Winter Drum
255000137	Winder Motor
255000262	Conc Thickener UG2 (steel
255000455	Tailings Thickener UG2 (steel)
255000049	Vent Shaft Fans
255000163	Electrical switchgear mine winder No. 6
255000171	Electrical switchgear rock winder No. 2
255000427	Secondary Crusher
255000428	Tertiary Crusher
255000294	Primary Jaw Crusher
255000201	CV01 conveyor – Adit 1
255000430	Larox machine
255000207	CV01 conveyor – Adit 3
255000110	Tailings Thickener Msky

SCHEDULE 3

ADDITIONAL INFORMATION

***

***

***

SCHEDULE 4

DISCLOSURE SCHEDULE

SCHEDULE 5

MANDATORY DEBT REFINANCE

1. REFINANCE COMMITTEE

1.1

The Original Lender, Plateau and Anooraq will convene a refinance committee (Refinance Committee) within 3 months of the Closing Date. The Refinance Committee will develop a protocol against which it will conduct quarterly performance reviews of the business of Holdco in order to evaluate the funding position and refinance options available to Plateau, Holdco and/or Opco.

1.2	The Refinance Committee will comprise of:

1.2.1	3 Plateau or Anooraq representatives of their senior management and 3 representatives of the Original Lender; and

1.2.2	a chairman, being an independent Anooraq director who will not be entitled to vote.

1.3

The Refinance Committee will meet at least once every quarter in advance of any scheduled Plateau board meeting. A Plateau representative of the Refinance Committee will send out a notice of the proposed meeting to the remaining members of the Refinance Committee at least 30 days in advance of the meeting.

1.4

A meeting of the Refinance Committee shall be quorate if the number of representatives of the Original Lender present is equal to or exceeds the collective number of Plateau and Anooraq representatives present, at the commencement and for the duration of the meeting.

1.5

If no quorum is present at any meeting within 30 minutes from the specified time, the meeting will be adjourned to a date not less than seven days later, at the same time and venue, or if that date is not a Business Day, then to the next succeeding Business Day. All representatives of the Refinance Committee must be notified in writing of the adjourned meeting. If at such adjourned meeting a quorum is not present within 30 minutes from the time of that meeting, the representatives present will be deemed to constitute a quorum.]

1.6	All decisions of the Refinance Committee will be taken by simple majority vote.

1.7

In the case of an impasse on any resolution of the Refinance Committee, the decision will be referred to an appropriately qualified independent expert to rule on the matter, as agreed between the representatives in writing and, in the absence of an agreement, as appointed by the President of the South African Institute of Chartered Accountants, who shall act as an expert and not as an arbitrator and whose decision shall be final and binding on the Refinance Committee.

1.8

The Refinance Committee will communicate its decisions and recommendations to the Plateau and Anooraq boards of directors which must, taking cognisance of their fiduciary duties, take all necessary steps to authorise or implement any actions recommended by the Refinance Committee.

1.9

The Refinance Committee may request that independent experts attend meetings and address the Refinance Committee in relation to the specific areas of expertise, for example, technical experts or a South African Mineral Resource Committee (“SAMREC”) approved competent person i.e. a "Competent Person" is a person who is registered with South African Counsel for Natural Scientific Professions (“SACNASP”), Engineering Counsel of South Africa (“ECSA”) or South African Counsel for Professional and Technical Surveyors (“PLATO”), or is a Member or Fellow of the South African Institute of Mining and Metallurgy (“SAIMM”), the Geological Society of South Africa (“GSSA”) or a Recognized Overseas Professional Organisation (“ROPO”) and the Competent Person must comply with the provisions of the relevant promulgated Acts), Equity Capital Market (“ECM”) and Debt Capital Market (“DCM”) experts from an independent Investment Bank that have international ECM and DCM expertise, which will provide a detailed assessment of ECM or DCM conditions and relevant metrics, and the auditors of Anooraq).

1.10	***

1.10.1	***

1.10.2	***

1.10.3	***

1.10.4	***

1.10.5	***

1.10.6	***

2. IMPLEMENTATION OF THE MANDATORY DEBT REFINANCE

2.1

The Refinance Committee must procure, at its discretion and within the timeline stated in Clause 6.4.1 of the RPM Funding Common Terms Agreement, that Holdco prepares a SAMREC compliant reserve and resource statement as well as the life of mine plan(s) for Holdco’s operating assets at the relevant time.

2.2

The representatives of the Original Lender on the Refinance Committee will, within 3 months of receiving such information, either accept same or appoint an independent technical expert to assess and analyse the reserve and resource statement of Holdco as well as the life of mine plan(s) for Holdco’s operating assets.

2.3

Upon receipt of such an assessment and analysis of Holdco’s operating assets acceptable to the Original Lender, but in any event at least 6 months prior to the Initial Repayment Date, Holdco will appoint an independent Investment Bank to coordinate and run a debt refinancing programme. The independent Investment Bank will be required to assess appropriate and sustainable gearing levels for Plateau, Holdco and/or Opco (as may be appropriate), taking into account, inter alia, the following factors:

2.3.1	***

2.3.2	***

2.3.3	***

2.3.4	***

2.3.5	***

2.3.6	***

2.3.7	***

2.3.8	***

2.3.9	***

2.4	The independent Investment Bank will also be required to assess the ECM and DCM conditions prevailing at the time as well forecasts of ECM and DCM conditions.

2.5

Based on the advice provided by any independent expert appointed in terms of paragraph 1.9 above, the Refinance Committee will recommend to the boards of Anooraq, Plateau, Holdco and/or Opco (as may be appropriate) when, in their view, it is appropriate to undertake a Mandatory Debt Refinance to settle all or part of the outstanding RPM Facilities within the time period stipulated in Clause 6.4.1 of the RPM Funding Common Terms Agreement.

2.6	***

2.7

If the criteria set out above are met to the reasonable satisfaction of Plateau, Holdco and/or Opco (as may be appropriate), the relevant party must undertake such Mandatory Debt Refinance and maximise the amount of external debt funding to be applied to redeem or settle, as applicable, the RPM Facilities.

2.8

If Standard Chartered Bank does not consent to the revised terms and conditions, then the Refinance Committee will consider whether the Senior Facilities Agreement should be refinanced in advance of the RPM Facilities.

3. INFORMATION REQUIRED

Plateau, Holdco and/or Opco (as may be appropriate) must, within a sufficient time period before each meeting, make, inter alia, the following information available to the Refinance Committee to assist it in reaching a decision in relation to the refinancing options:

3.1	***

3.2	***

3.3	***

3.3.1	***

3.3.2	***

3.3.3	***

3.3.4	***

3.3.5	***

Schedule 6

EXISTING OPERATIONAL GUARANTEES

Guarantee By	In Favour Of	Amount
RPM on behalf of Opco	Eskom	R12,027,000.00
UG2 Expansion	DM	R51,086,564.00
Ga-phasha	DM	R165,000.00
APL on behalf of Opco	DM	R58,075,023.00 (Pre 2009)
APL on behalf of Opco	DM	R18,954,088.00 (2009)